                                                                   EXHIBIT 10.31

                       IN THE UNITED STATES DISTRICT COURT
                          FOR THE DISTRICT OF DELAWARE

                                                      )
IN RE:                                                )
                                                      )
MARVEL ENTERTAINMENT GROUP, INC.; THE                 )
ASHER CANDY COMPANY; FLEER CORP.;                     )
FRANK H. FLEER CORP.; HEROES WORLD                    )
DISTRIBUTION, INC.; MALIBU COMICS                     )  Case No. 97-638-RRM
ENTERTAINMENT, INC.; MARVEL                           )
CHARACTERS, INC.; MARVEL DIRECT                       )
MARKETING INC.; and SKYBOX                            )
INTERNATIONAL, INC.,                                  )
                                                      )
                           Debtors.                   )





             SECOND AMENDED JOINT PLAN OF REORGANIZATION PROPOSED BY
                      THE SECURED LENDERS AND TOY BIZ, INC.




WACHTELL, LIPTON, ROSEN & KATZ            BATTLE FOWLER LLP
Attorneys for The Secured                 Attorneys for Toy Biz, Inc.
  Lenders                                 75 East 55th Street
51 West 52nd Street                       New York, New York  10022
New York, New York  10019                 (212) 856-7000
(212) 403-1000

           -and-                                      -and-

RICHARDS, LAYTON & FINGER, P.A.           PEPPER HAMILTON LLP
Attorneys for The Secured                 Attorneys for Toy Biz, Inc.
  Lenders                                 1201 Market Street
One Rodney Square                         P.O. Box 1709
Wilmington, Delaware  19899               Wilmington, Delaware  19899
(302) 658-6541                            (302) 777-6500



Dated:  Wilmington, Delaware

            March 12, 1998

                                TABLE OF CONTENTS
                                -----------------
                                                                           Page
                                                                           ----

SECTION 1.  DEFINITIONS AND INTERPRETATION..................................  1
       A.   Definitions.....................................................  1
       B.   Interpretation; Application of Definitions
             and Rules of Construction ..................................... 18
       C.   Exhibits and Schedules.......................................... 18

SECTION 2.  PROVISIONS FOR PAYMENT OF ADMINISTRATION EXPENSE
            CLAIMS AND PRIORITY TAX CLAIMS  ................................ 19
       2.1  Administration Expense Claims................................... 19
       2.2  Compensation and Reimbursement Claims........................... 19
       2.3  Priority Tax Claims............................................. 19

SECTION 3.  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS................... 20

SECTION 4.  PROVISIONS FOR TREATMENT OF CLAIMS
            AND EQUITY INTERESTS UNDER THE
            PLAN............................................................ 21
       4.1  Priority Non-Tax Claims (Class 1)............................... 21
       4.2  Senior Secured Claims  (Class 2)................................ 21
            (a)  Allowance of Senior Secured Claims......................... 21
            (b)  Treatment of Allowed Fixed Senior Secured
                 Claims..................................................... 21
                 (i) No Qualifying.......................................... 21
                       (A)    Distributions................................. 21
                       (B)    Panini Obligations............................ 22
                 (ii)  Qualifying........................................... 22
            (c)  Treatment of Allowed Contingent Secured Claims
                  .......................................................... 23
                 (i) No Panini.............................................. 23
                 (ii) Panini................................................ 23
       4.3  Other Secured Claims (Class 3).................................. 23
       4.4  Unsecured Claims (Class 4)...................................... 23
       (a)    Distributions................................................. 23
              (b)      Intercompany Claims.................................. 24
              (c)      Insider Claims....................................... 24
              (d)      Waiver of Deficiency Claim........................... 25
       4.5  Class Securities Litigation Claims (Class 5).................... 25
              (a)      Distributions........................................ 25
              (b)      Calculation of Distribution.......................... 25
              (c)      Parity of and Limitation on Distributions............ 25
       4.6  Equity Interests (Class 6)...................................... 26
              (a)      Entertainment (Subclass 6A).......................... 26
                       (i)  Distributions................................... 26
                       (ii)  Parity of and Limitation on Distributions
                                   ......................................... 26
              (b)      Subsidiary Equity Interest (Subclass 6B)............. 26
       4.7  Existing Warrants (Class 7)..................................... 27

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                                                                           Page
                                                                           ----

SECTION 5.  IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS
            IMPAIRED AND NOT IMPAIRED UNDER THE PLAN; ACCEPTANCE
            OR REJECTION OF THE PLAN........................................ 27
       5.1  Holders of Claims and Equity Interests Entitled to
              Vote.......................................................... 27
       5.2  Subtraction and Addition of Classes and Subclasses.............. 27
              (a)  Subtraction of Classes and Subclasses.................... 27
              (b)  Addition of Classes and Subclasses....................... 28
       5.3  Nonconsensual Confirmation...................................... 28
       5.4  Severability of Plan of Reorganization.......................... 28

SECTION 6.  MEANS OF IMPLEMENTATION......................................... 28
       6.1  Closing of Transaction.......................................... 28
       6.2  Derivative Securities Litigation Claims......................... 29
       6.3  Board of Directors of the Reorganized Debtors................... 29
       6.4  Officers of the Reorganized Debtors............................. 29
       6.5  Distribution to New Investors................................... 29
       6.6  Toy Biz Distribution............................................ 30
              (a)  No Qualifying Transaction................................ 30
              (b)  Qualifying Transaction................................... 30
       6.7  Fees to New Investors........................................... 30
       6.8  Dissolution of Committees....................................... 30
       6.9  Transfer of Panini.............................................. 31
       6.10  Newco Financing................................................ 31
       6.11  Vote of Characters' Toy Biz Stock.............................. 31
       6.12  Forgiveness of Panini Obligations.............................. 31
       6.13  Panini Indemnity............................................... 31
       6.14  Outstanding Toy Biz Stock Interests............................ 31

SECTION 7.  LITIGATION TRUST................................................ 32
       7.1  Assignment of Rights............................................ 32
       7.2  Control of Litigation........................................... 32
       7.3  Liability of Trustee............................................ 32
       7.4  Distribution of Net Litigation Proceeds and Net
            Avoidance Litigation Proceeds................................... 33
       7.5  Professional Fees and Expenses.................................. 33
       7.6  Timing of Distributions......................................... 34

SECTION 8.  PROVISIONS GOVERNING DISTRIBUTIONS.............................. 34
       8.1  Date of Distributions........................................... 34
       8.2  Entities to Exercise Function of Disbursing Agent............... 34
       8.3  Surrender and Cancellation of Instruments....................... 34
       8.4  Delivery of Distributions....................................... 35
       8.5  Manner of Payment Under Plan of Reorganization.................. 35
       8.6  Reserves and Distributions...................................... 35

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                                                                           Page
                                                                           ----

       8.7    Distributions After Consummation Date......................... 35
       8.8    Rights And Powers Of Disbursing Agent......................... 36
              (a)  Powers of the Disbursing Agent........................... 36
              (b)  Expenses Incurred on or after the Consummation Date...... 36
              (c)  Exculpation.............................................. 36

SECTION 9.    PROCEDURES FOR TREATING DISPUTED CLAIMS UNDER THE
              PLAN OF REORGANIZATION........................................ 36
       9.1    Objections to Claims.......................................... 36
       9.2    No Distributions Pending Allowance............................ 37
       9.3    Distributions After Allowance................................. 37

SECTION 10.   PROVISION GOVERNING EXECUTORY CONTRACTS AND
              UNEXPIRED LEASES UNDER THE PLAN............................... 37
       10.1   General Treatment............................................. 37
       10.2   Amendments to Schedule; Effect of Amendments.................. 38
       10.3   Bar to Rejection Damage Claims................................ 38
       10.4   Certain Panini Agreements..................................... 38
              (a)      Panini Sticker Agreement............................. 38
              (b)      Panini Comic Distribution Agreement.................. 39

SECTION 11.   CONDITIONS PRECEDENT TO CONFIRMATION DATE AND
              CONSUMMATION DATE............................................. 39
       11.1   Conditions Precedent to Confirmation of Plan of
              Reorganization................................................ 39
              (a)      Confirmation Order................................... 39
       11.2   Conditions Precedent to Consummation Date of Plan of
              Reorganization................................................ 40
              (a)  SEC Information Statement................................ 40
              (b)  HSR ..................................................... 40
              (c)  Restructured Panini Loan Documents....................... 40
              (d)  Secured Lender Consummation Date......................... 40
              (e)  Toy Biz Consummation Date................................ 40
       11.3   Waiver of Conditions Precedent................................ 40

SECTION 12.   EFFECT OF CONFIRMATION........................................ 40
       12.1   General Authority............................................. 40
       12.2   Discharge of Debtors.......................................... 41
              (a)   General Discharge....................................... 41
              (b)   Exculpations............................................ 41
              (c)   Treatment of Indemnification Claims..................... 41
       12.3   Term of Injunctions or Stays.................................. 42

SECTION 13.   WAIVER OF CLAIMS.............................................. 42
       13.1   Avoidance Actions............................................. 42

SECTION 14.   RETENTION OF JURISDICTION..................................... 43
       14.1   Retention of Jurisdiction..................................... 43

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                                                                           Page
                                                                           ----

             14.2  Amendment of Plan of Reorganization.......................44

      SECTION 15.  MISCELLANEOUS PROVISIONS..................................45
             15.1  Payment of Statutory Fees.................................45
             15.2  Retiree Benefits..........................................45
             15.3  Compliance with Tax Requirements..........................45
             15.4  Recognition of Guaranty Rights............................45
             15.5  Severability of Plan Provisions...........................45
             15.6  Governing Law.............................................46
             15.7  Further Assurances........................................46
             15.8  Time of the Essence.......................................46
             15.9  Counterparts..............................................46
             15.10 Notices...................................................46

EXHIBITS
--------

1.     Bylaws for Newco
2.     Charter for Newco
3.     Confirmation Order
4.     Convertible Preferred Stock
5.     Designated Competitors
6.     Excess Administration Claims Note
7.     Intercompany Agreement
8.     Litigation Trust Agreement
9.     Litigation Trust Professional Fee Guaranty
10.    Merger Agreement
11.    New Investors
12.    Newco Guaranty
13.    Panini Indemnity
14.    Plan Warrant Agreement
15.    Professional Fee Reimbursement Note
16.    Secured Lenders
17.    Stockholder Warrant Agreement


SCHEDULES
---------

6.1.   Letter of Credit and related obligations
10.1.  Rejection Schedule

                          JOINT PLAN OF REORGANIZATION


                  The Secured Lenders and Toy Biz, Inc., creditors and parties in interest in these chapter 11 cases, hereby propose this Plan of Reorganization dated March 12, 1998 for Marvel Entertainment Group, Inc., The Asher Candy Company, Fleer Corp., Frank H. Fleer Corp., Heroes World Distribution, Inc., Malibu Comics Entertainment, Inc., Marvel Characters, Inc., Marvel Direct Marketing Inc. and SkyBox International Inc.

         SECTION 1.  DEFINITIONS AND INTERPRETATION
                     ------------------------------

         A.       Definitions.
                  -----------

                  The following terms used herein shall have the respective meanings defined below:

                  "Administration Expense Claim" means any right to payment constituting a cost or expense of administration of any of the Reorganization Cases allowed under Sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, (a) any actual and necessary costs and expenses of preserving the estates of the Debtors, (b) any actual and necessary costs and expenses of operating the business of the Debtors, (c) any allowances of compensation and reimbursement of expenses to the extent allowed by Final Order under Section 330 or 503 of the Bankruptcy Code, and (d) any fees or charges assessed against the estates of the Debtors under Section 1930, title 28, United States Code.

                  "Administrative Agent" means The Chase Manhattan Bank as administrative agent under each of the applicable Existing Credit Agreements or any successor administrative agent appointed in accordance with any of the applicable Existing Credit Agreements.

                  "Affiliate" means, with reference to any person or entity, any other person or entity that, within the meaning of Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, "controls," is "controlled by" or is under "common control with" such entity or person

                  "Allowed" means, with reference to any Claim or Equity Interest, (a) any and all DIP Claims, (b) any Claim or Equity Interest or any portion thereof against any Debtor which has been listed by such Debtor in its Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim has been filed, (c) any Claim or Equity Interest allowed by Final Order, (d) any Claim or Equity Interest as to which the liability of the

Debtors and the amount thereof are determined by final order of a court of competent jurisdiction other than the Bankruptcy Court,(e) any Claim allowed expressly hereunder, or (f) for purposes of voting only, any Claim evidenced by a proof of Claim filed by or before the last date designated by the Bankruptcy Court as the last date for filing Claims against the Debtors, provided that such Claim has not been disallowed by order of the Court or the Bankruptcy Court, and is not the subject of an objection filed at least ten (10) days prior to the voting deadline.

                  "Ballot" means any form or forms distributed to each holder of a Claim or Equity Interest entitled to vote on this Plan of Reorganization on which is to be indicated the acceptance or rejection by such holder of this Plan of Reorganization.

                  "Ballot Date" means the date fixed by the Bankruptcy Court as the date by which all Ballots must be received by the Balloting Agent (as such term is defined in the Disclosure Statement) from holders of impaired Claims and Equity Interests other than holders of Equity Interests in Subclass 6B (Fleer Corp.) of Class 6 Equity Interests in Class 7 (Existing Warrants) to be counted as acceptances or rejections of this Plan of Reorganization.

                  "Bankruptcy Code" means title 11, United States Code, as applicable to the Reorganization Cases as in effect on the Confirmation Date.

                  "Bankruptcy Court" means the United States District Court for the District of Delaware having jurisdiction over the Reorganization Cases and, to the extent of any reference under section 157, title 28, United States Code, the unit of such District Court under section 151, title 28, United States Code.

                  "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075, title 28, United States Code, and any Local Rules of the Bankruptcy Court.

                  "Beneficiaries" means all holders of Allowed Unsecured Claims (other than Intercompany Claims and Insider Claims), holders of Allowed Fixed Senior Secured Claims and Newco.

                  "Breakup Fee" means Cash in the amount of the breakup fee payable pursuant to the Convertible Preferred Stock Purchase Agreement but in no event more than eight million dollars ($8,000,000).

                  "Business Day" means any day other than a Saturday, a Sunday or any other day on which banking institutions in New

York, New York are required or authorized to close by law or executive order.

                  "Bylaws" means the bylaws for Newco in substantially the form of Exhibit 1 hereto.

                  "Cash" means legal tender of the United States of America and, with respect to payments under this Plan of Reorganization, cash (U.S. dollars), certified check, bank check or wire transfer from a domestic bank.

                  "Causes of Action" means, without limitation, any and all actions, causes of action, liabilities, obligations, rights, suits, debts, sums of money, damages, judgments, claims and demands whatsoever, whether known or unknown, in law, equity or otherwise.

                  "Characters" means Marvel Characters, Inc., one of the Debtors herein.

                  "Charter" means the Certificate of Incorporation for in substantially the form of Exhibit 2 hereto.

                  "Chase" means The Chase Manhattan Bank in its capacity as agent under the Existing Credit Agreements.

                  "Claim" means (a) any right to payment from any of the Debtors, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from any of the Debtors, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

                  "Class Securities Litigation Claim" means any Claim whether or not the subject of an existing lawsuit arising from rescission of a purchase or sale of shares of common stock of Entertainment, for damages arising from the purchase or sale of any such security, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of any such Claim (which shall include, without limitation, any Claim asserted by LaSalle National Bank on behalf of itself or any holders of bonds) which Claims shall be subordinated in accordance with section 510(b) of the Bankruptcy Code.

                  "Collateral" means any property or interest in property of the estate of any Debtor subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code.

                  "Confection Business" means any and all of the assets and properties relating to the confection business operated and owned by Fleer including, without limitation, all of its rights relating to Dubble Bubble, Razzles and any other food and candy products produced thereby.

                  "Confirmation Date" means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on its docket.

                  "Confirmation Hearing" means the hearing held by the Bankruptcy Court on confirmation of this Plan of Reorganization, as such hearing may be adjourned or continued from time to time.

                  "Confirmation Order" means the order of the Bankruptcy Court confirming this Plan of Reorganization in substantially the form of the order annexed as Exhibit 3 hereto.

                  "Consummation Date" means the latest to occur of (a) the thirtieth (30th) day (calculated under Bankruptcy Rule 9006) after the Confirmation Date if no stay of the Confirmation Order is then in effect, (b) the first Business Day after any stay of the Confirmation Order expires or otherwise terminates, and (c) such other date as may be fixed from time to time after the Confirmation Date by filing a notice thereof by the Proponents with the Bankruptcy Court upon the consent of the Creditors Committee not to be unreasonably withheld or delayed; provided, however, that in no event shall the Consummation Date occur earlier than the date of the satisfaction of each of the conditions precedent to the occurrence of the Consummation Date of this Plan of Reorganization in Section 11.2 hereof unless waived as provided in Section 11.3 hereof.

                  "Contingent Senior Secured Claim" means any Claim against Entertainment or any of its Debtor subsidiaries governed by or arising out of the guaranty provisions contained in the Existing Panini Credit Agreements or evidenced by any of the promissory notes issued thereunder or any letter of credit issued by a bank or other financial institution which is a party to the Existing Panini Credit Agreements for the account of Panini or any of its subsidiaries and any Claim for adequate protection relating to the Collateral securing the Claims previously referred to in this definition arising out of that certain Revolving Credit Guaranty Agreement by and among Entertainment, the other Debtors and Chase dated December 27, 1996, the order entered by the Bankruptcy Court on January 24, 1997, or any amendments entered into or further orders entered by the Bankruptcy Court with respect to either of the foregoing.

                  "Convertible Preferred Stock" means the one million, six hundred ninety thousand (1,690,000) shares of convertible preferred stock in Newco to be issued pursuant to this Plan of

Reorganization which shall (a) be convertible into seventeen million, five hundred fifty eight thousand, four hundred forty two (17,558,442) shares of Newco Common Stock, (b) have the terms set forth in the Charter, and (c) be in substantially the form of Exhibit 4 hereto.

                  "Convertible Preferred Stock Purchase Agreement" means a Convertible Preferred Stock Purchase Agreement to be executed on the Confirmation Date.

                  "Creditors Committee" means the Official Committee of Unsecured Creditors appointed for the Debtors by the United States Trustee for the District of Delaware on October 22, 1997.

                  "Debtor" means each of Entertainment, The Asher Candy Company, Fleer Corp., Frank H. Fleer Corp., Heroes World Distribution, Inc., Malibu Comics Entertainment, Inc., Marvel Characters, Inc., Marvel Direct Marketing, Inc., and SkyBox International Inc., each (other than Marvel Characters, Inc. and Malibu Comics Entertainment, Inc.) being a Delaware corporation and Marvel Characters, Inc. and Malibu Comics Entertainment, Inc. being California corporations, the debtors in Chapter 11 Case Nos. 96-2069 (HSB) through 96-2077
(HSB), respectively.

                  "Debtor in Possession" means each Debtor in its capacity as a debtor in possession under sections 1107(a) and 1108 of the Bankruptcy Code.

                  "Designated Competitor" means those entities listed on
Exhibit 5 hereto.

                  "Designated Contingent Senior Secured Claims" means on any date all Contingent Senior Secured Claims other than those beneficially owned or controlled (directly, indirectly or by participation) by (a) any entity that serves or has served as a member of Entertainment's board of directors, or (b) any entity purchasing Convertible Preferred Stock pursuant to the Convertible Preferred Stock Purchase Agreement, or if applicable, New Convertible Notes, other than solely by virtue of the exercise of such entity's rights pursuant to
Section 4.2(b)(i)(A)(7) hereof.

                  "Designated Fixed Senior Secured Claims" means on any date all Fixed Senior Secured Claims other than those beneficially owned or controlled (directly, indirectly or by participation) by (a) any entity that serves or has served as a member of Entertainment's board of directors, or (b) any entity purchasing Convertible Preferred Stock pursuant to the Convertible Preferred Stock Purchase Agreement, or if applicable, New Convertible Notes, other than solely by virtue of the exercise of such entity's rights pursuant to Section 4.2(b)(i)(A)(7) hereof.

                  "DIP Claim" shall mean any claim arising under the DIP Credit Agreement.

                  "DIP Credit Agreement" means that certain Revolving Credit and Guaranty Agreement dated as of December 27, 1996 among Marvel Entertainment Group, Inc., the guarantors named therein, the banks party thereto and The Chase Manhattan Bank as agent as the same may be amended from time to time in accordance with the terms thereof or the agreements or other documents evidencing any successor or replacement post-petition financing facility.

                  "Disbursing Agent" means any entity in its capacity as a disbursing agent under Section 8.2 hereof.

                  "Disclosure Statement" means that certain Disclosure Statement, including, without limitation, all exhibits and schedules thereto, in the form approved by the Bankruptcy Court relating to this Plan of Reorganization as the same may be amended from time to time.

                  "Disputed Claim" means a Claim against a Debtor that is not an Allowed Claim.

                  "Effective Time" shall have the meaning given to such term in the Merger Agreement.

                  "Entertainment" means Marvel Entertainment Group, Inc.

                  "Equity Committee" means the Official Committee of Equity Security Holders appointed for Entertainment by the United States Trustee for the District of Delaware on February 12,1997.

                  "Equity Interest" means any share of common stock or other instrument evidencing a present ownership interest in any of the Debtors, whether or not transferable, or any option, warrant or right, contractual or otherwise, to acquire any such interest. For purposes of Subclass 6A (Entertainment) of Class 6 (Equity Interests), the Existing Warrants shall not be included in such subclass.

                  "Excess Administration Claims Amount" means the amount, if any, by which the sum of (a) all Allowed Administration Expense Claims, (exclusive of all DIP Claims through October 7, 1997), and (b) the aggregate amount of all professional fees, costs and expenses of professionals engaged by Chase in its capacity as agent or acting on behalf of all of the holders of Senior Secured Claims including, without limitation, all fees and expenses of counsel and financial advisors incurred in connection with the Reorganization Cases, exceeds thirty-five million dollars ($35,000,000).

                  "Excess Administration Claims Note" means an unsecured note of Newco and its subsidiaries in substantially the form of Exhibit 6 hereto in an original principal amount equal to the Excess Administration Claims Amount bearing interest at the rate of ten percent (10%) per annum which shall, at the
                                                  --- -----
election of Newco, be paid semi-annually or accrue and compound, and shall have a maturity date of the fifth anniversary of the Consummation Date.

                  "Excess Proceeds" means all net proceeds of a Qualifying Transaction which closes on the Consummation Date in excess of the aggregate amount required to satisfy Fixed Senior Secured Claims in full in accordance with the Existing Fleer Credit Agreements, to pay the Toy Biz Cash Distribution and all amounts (other than Excess Proceeds) due to holders of Allowed Unsecured Claims pursuant to Section 4.4(a)(ii) hereof.

                  "Exculpated Persons" means (a) the Reorganized Debtors, Newco, all past, present and future holders of DIP Claims, all past, present and future holders of Senior Secured Claims (other than those beneficially owned or controlled directly, indirectly or by participation by entities or Affiliates of entities that serve or have served on Entertainment's board of directors), Chase, Toy Biz, the New Investors, the Creditors Committee, all members of the Creditors Committee, Affiliates of any of the foregoing, and all officers, directors, employees, shareholders, limited liability entity members, partners, consultants, advisors, investment bankers, attorneys, accountants or other representatives or agents of any of the foregoing acting as such, and (b) the Debtors.

                  "Existing Credit Agreements" means, collectively, the Existing Fleer Credit Agreements and the Existing Panini Credit
Agreements.

                  "Existing Fleer Credit Agreements" means, collectively, (a) that certain Amended and Restated Credit and Guarantee Agreement dated as of August 30, 1994, as amended, among Entertainment, Fleer Corp., the financial institutions parties thereto, the co-agents named therein and The Chase Manhattan Bank (formerly named Chemical Bank) as administrative agent, (b) that certain Credit and Guarantee Agreement dated as of April 24, 1995, as amended, by and among Entertainment, Fleer Corp., the financial institutions party thereto, the co-agents named therein and The Chase Manhattan Bank (formerly named Chemical Bank) as administrative agent, (c) that certain Line of Credit, dated as of March 27, 1996, as amended, among Fleer Corp., the banks and other financial institutions parties thereto and The Chase Manhattan Bank as Administrative Agent,(d)(i)(A) any letter of credit issued for the account of Entertainment or any of its subsidiaries by a bank or other financial institution which is a party to any of the Existing Credit Agreements referred to in clauses (a) or (b) of this definition of "Existing Fleer Credit Agreements" and
(B) any related letter of credit applications and any agreements governing or evidencing reimbursement obligations relating to any letters of credit referred to in clause (d)(i)(A) of this definition of "Existing Fleer Credit Agreements" or (ii) any interest rate agreement between Entertainment or any of its subsidiaries and a bank or other financial institution which is a party to any of the Existing Credit Agreements referred to in clauses (a) through (c), inclusive, of this definition of "Existing Fleer Credit Agreements", and (e) any guarantees and security documents, including, without limitation, mortgages, pledge agreements, security agreements and trademark security agreements, executed and delivered in connection with any of the foregoing agreements.

                  "Existing Panini Credit Agreements" means the Existing Panini Junior Credit Agreements and the Existing Panini Senior
Credit Agreements.

                  "Existing Panini Junior Credit Agreements" means (a) that certain Term Loan and Guarantee Agreement dated as of August 30, 1994, as amended, supplemented or otherwise modified from time to time, among Entertainment, Panini, S.p.A. (formerly named Marvel Comics Italia S.r.l.), and Isituto Bancario San Paolo di Torino, S.p.A.; (b) the Panini Participation Agreements; (c)(i)(A) any letter of credit issued for the account of any of the Panini Entities by a bank or other financial institution pursuant to any of the Panini Credit Agreements referred to in clauses (a) or (b) and (B) any related letter of credit applications and any agreements governing or evidencing reimbursement obligations relating to any letters of credit referred to in clause (c)(i)(A) or (ii) any interest rate agreement between any of the Panini Entities and a bank or other financial institution pursuant to any of the Panini Credit Agreements referred to in clauses (a) and (b); and (d) any guarantees and security documents, including, without limitation, mortgages, pledge agreements, security agreements and trademark security agreements, executed and delivered in connection with any of the foregoing agreements, together in each case with all related documents, instruments, consents, amendments, modifications and waivers.

                  "Existing Panini Senior Credit Agreements" means that certain Italian Lire 27,000,000,000 Term Loan and Guaranty Agreement dated as of August 5, 1997 as amended, supplemented or otherwise modified from time to time, among Entertainment, Panini, the lenders listed on Schedule 1 thereto as lenders, and The Chase Manhattan Bank as agent, and the related Panini financing order entered by the Bankruptcy Court and any guarantees and security documents, including, without limitation, mortgages, pledge agreements, security agreements and trademark security agreements, executed and delivered in connection with any of the foregoing agreements, together in each case with all related documents, instruments, consents, amendments, modifications and waivers.

                  "Existing Warrants" means, collectively, all incentive stock options, non-qualified stock options and stock appreciation rights granted under that certain Entertainment Amended and Restated Stock Option Plan and any other options, warrants or rights, contractual or otherwise, if any, to acquire an Equity Interest.

                  "Final Order" means an order or judgment of the Bankruptcy Court entered by the Clerk of the Bankruptcy Court on the docket in the Reorganization Cases, which has not been reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari or move for a new trial,
                                           ----------
reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for a new trial, reargument or rehearing shall
----------
then be pending or (b) if an appeal, writ of certiorari, new trial, reargument
                                             ----------
or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or a new trial, reargument or
             ----------
rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a
                                                      ----------
new trial, reargument or rehearing shall have expired; provided, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order, shall not cause such order not to be a Final Order.

                  "Fixed Senior Secured Claim" means any Claim governed by any of the Existing Fleer Credit Agreements or evidenced by any of the promissory notes issued thereunder or any letter of credit issued by a bank or other financial institution which is a party to any of the Existing Fleer Credit Agreements for the account of Entertainment or any of its subsidiaries (other than the Panini Entities) or any interest rate agreement between Entertainment or any of its subsidiaries (other than the Panini Entities) and a bank or other financial institution which is a party to any of the Existing Fleer Credit Agreements and any Claim for adequate protection relating to the Collateral securing the Claims previously referred to in this definition arising out of that certain Revolving Credit Guaranty Agreement by and among Entertainment, the other Debtors and Chase dated December 27, 1996, the order entered by the Bankruptcy Court on January 24, 1997, or any amendments entered into or further orders entered by the Bankruptcy Court with respect to either of the foregoing.

                  "Fleer" means Fleer Corp., one of the Debtors.

                  "Immaterial Debtors" means The Asher Candy Company, Frank H. Fleer Corp., Heroes World Distribution, Inc. and any other Debtor which the Proponents, acting reasonably, jointly determine to have de minimis value.

                  "Insider Claim" means any Unsecured Claim (other than a Senior Secured Claim) of an insider (as defined in section 101 of the Bankruptcy Code) or Affiliate of any Debtor.

                  "Intercompany Agreement" means those agreements set forth on
Exhibit 7 hereto.

                  "Intercompany Claim" means any Claim held by any Debtor against any other Debtor, including, without limitation, all derivative Claims asserted by or on behalf of any one Debtor against any other Debtor.

                  "Lien" means any charge against or interest in property or an interest in property to secure payment of a debt or performance of an obligation.

                  "Litigation Claim" means all Causes of Action (including any avoidance action pursuant to sections 510, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code) of the Debtors other than (i) those relating to any tax sharing or other similar agreement, or (ii) against any person or entity released or exculpated pursuant to this Plan.

                  "Litigation Trust" means the trust created by the Litigation Trust Agreement to be executed on the Consummation Date pursuant to Section 7.1 hereof by the Debtors and the Litigation Trustee.

                  "Litigation Trust Agreement" means the trust agreement to be executed by the Debtors and the Litigation Trustee in substantially the form of
Exhibit 8 hereto.

                  "Litigation Trustee" means such person or entity as may be designated by the Creditors Committee on or before the Consummation Date subject to the consent of the Proponents, and from and after the Consummation Date, any successor trustee designated in accordance with the Litigation Trust Agreement.

                  "Litigation Trust Professional Fee Guaranty" means the guaranty of payment to be executed by Newco in substantially the form of Exhibit 9 hereto.

                  "Marvel" means, collectively, Entertainment and each of its subsidiaries other than the Panini Entities.

                  "Master Agreement" means that certain Master Agreement by and among the Proponents dated as of October 7, 1997 as the same may be amended from time to time.

                  "Merger Agreement" means that certain Agreement and Plan of Merger dated as of the Consummation Date in substantially the form annexed as
Exhibit 10 hereto.

                  "NBA License Agreement" means that certain Retail Product License Agreement dated July 21, 1995 between Entertainment and NBA Properties, Inc., as amended, supplemented or otherwise modified from time to time.

                  "Net Avoidance Litigation Proceeds" means the gross proceeds of all Causes of Action pursuant to sections 510, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code realized by the Litigation Trust net of payment of all expenses of the Litigation Trust including, without limitation,
(i) payment without duplication of all sums due and owing pursuant to the Professional Fee Reimbursement Note, and (ii) any set-off effected by the holders of Resulting Claims pursuant to Section 8.7 hereof.

                  "Net Cash Proceeds" means the gross proceeds in Cash realized from the sale of capital stock of Newco net of Cash payments, if necessary to cause the occurrence of the Consummation Date, in an amount equal to the aggregate of (i) Administration Expense Claims, including, without limitation, all DIP Claims, (ii) Priority Non-Tax Claims, (iii) Priority Tax Claims, and
(iv) any other Cash payments necessary to cause the occurrence of the Consummation Date other than the Toy Biz Cash Distribution and the Required Secured Lender Consideration.

                  "Net Litigation Proceeds" means the gross proceeds realized by the Litigation Trust (exclusive of Net Avoidance Litigation Proceeds) net of payment of all expenses of the Litigation Trust including, without limitation, payment without duplication of all sums due and owing pursuant to the Professional Fee Reimbursement Note.

                  "New Convertible Notes" means unsecured notes to be issued by Newco in lieu of all of the Convertible Preferred Stock at the request of Toy Biz, which request shall be made not later than the commencement of the hearing to consider the adequacy of the Disclosure Statement, having priority and other rights identical to those attendant to the Convertible Preferred Stock and otherwise reasonably satisfactory to the Proponents.

                  "New Investors" means the individuals set forth on Exhibit 11 hereto and the holders of Fixed Senior Secured Claims exercising the right to purchase Convertible Preferred Stock or, if applicable, New Convertible Notes in accordance with Section 4.2(b)(i)(A)(7) hereof.

                  "New Panini Securities" means debt securities of Newco having a present value as of the Consummation Date of forty million dollars ($40,000,000) as confirmed by a fairness opinion (taking into account, inter
                                                                       -----
alia, the liquidity of the securities) of a nationally recognized investment
----
banking firm reasonably acceptable to Toy Biz and the Panini Lenders, provided,
                                                                      --------
however, that such securities may be equity securities with the consent of the
-------
holders two-thirds in amount of the Contingent Senior Secured Claims.

                  "Newco" means, as applicable, (a) the parent entity resulting from the combination of Marvel and Toy Biz contemplated by the Merger Agreement, or (b)(i) in the event that such combination is effected through a merger or other combination of a subsidiary of Entertainment and Toy Biz, Entertainment after the Effective Time of such merger and (ii) in the event that such combination is effected through a merger or other combination of a subsidiary of Toy Biz and Entertainment, Toy Biz after the Effective Time of such merger.

                  "Newco Common Stock" means the issued and outstanding shares of common stock of Newco as of the Consummation Date.

                  "Newco Guaranty" means an absolute and unconditional guaranty of Newco and its subsidiaries secured by a valid, binding, enforceable and perfected first priority lien against the Confection Business and the Panini Stock to be executed and delivered by Newco in substantially the form annexed hereto as Exhibit 12 pursuant to which Newco and its subsidiaries shall guaranty the Restructured Panini Obligations; provided, however, that such guaranty
                                     --------  -------
obligation shall be limited to forty million dollars ($40,000,000), eight million dollars ($8,000,000) of which shall be payable in Cash and thirty two million dollars ($32,000,000) of which shall be payable, at the election of Newco, in the form of either Cash or debt securities of Newco having a then present value of thirty two million dollars ($32,000,000) as the latter value may be confirmed by a fairness opinion (taking into account, inter alia, the
                                                             ----- ----
liquidity of the securities) of a nationally recognized investment banking firm reasonably acceptable to Newco and the Panini Lenders, provided, further, that
                                                       --------  -------
such securities may be equity securities with the consent of the holders two-thirds in amount of the Contingent Senior Secured Claims.

                  "Other Secured Claims" means any Secured Claim not constituting a Senior Secured Claim.

                  "Panini" means Panini S.p.A.

                  "Panini Comic Distribution Agreement" means that certain agreement to manufacture, reprint, publish and sell Marvel Comics dated December 1995 between Panini and Entertainment.

                  "Panini Entities" means Panini and its subsidiaries.

                  "Panini Indemnified Liabilities" means any and all claims, liabilities, obligations, losses, damages, distributions, recoveries, penalties, actions, judgments, suits, costs, expenses (including reasonable fees and expenses of counsel and other professionals) and disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against any Panini Entity in any way relating to, or arising out of, directly or indirectly, any contracts or other agreements to which any of the Debtors are party, including, without limitation, the NBA License Agreement, provided, however that (i) obligations to repay the Panini Lenders pursuant to the Panini Credit Agreements shall not constitute Panini Indemnified Liabilities and (ii) the Debtors shall not be responsible for making any royalty payments owed to or for the benefit of the National Basketball Association under the NBA License Agreement solely in respect of sticker sales or card sales made by the Panini Entities from and after the Consummation Date; provided that Newco shall control
                                               -------- ----
the prosecution, settlement or resolution of such Panini Indemnified Liabilities and provided further that the Panini Entities shall not assert any claims against Newco in respect of Panini Indemnified Liabilities that are asserted outside of any applicable statute of limitations period.

                  "Panini Indemnity" means an indemnity substantially in the form of Exhibit 13 hereto pursuant to which Newco will indemnify and hold harmless Panini from and against any and all claims, liabilities, obligations, losses, damages, distributions, recoveries, penalties, actions, judgments, suits, costs, expenses (including reasonable fees and expenses of counsel and other professionals) and disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against any Panini Entity in any way relating to, or arising out of directly or indirectly, any contracts or other agreements to which any of the Debtors are party, including, without limitation, the NBA License Agreement, provided, however that (i) obligations to repay the Panini Lenders pursuant to the Existing Credit Agreements shall not constitute Panini Indemnified Liabilities and (ii) Newco shall not be responsible for making any royalty payments owed to or for benefit of the National Basketball Association under the NBA License Agreement solely in respect of sticker sales or card sales made by Panini from and after the Consummation Date.

                  "Panini Lenders" means each of the holders of Panini Obligations arising under the Existing Panini Credit Agreements including, any holder of a Panini Obligation through the Panini Participation Agreements.

                  "Panini Liquidation Event" means the commencement of any insolvency proceeding under the laws of the Republic of Italy or other applicable law which mandates the liquidation of Panini.

                  "Panini Obligations" means all of the obligations of the Panini Entities arising under the Existing Panini Credit Agreements including, without limitation, outstanding principal, accrued and unpaid interest, fees , costs, expenses, charges and any other amounts owing under the Existing Panini Credit Agreements.

                  "Panini Participation Agreement" means collectively, (i) the Participation Agreement dated as of August 30, 1994 among Istituto Bancario San Paolo di Torino, S.p.A., New York Limited Branch, as Italian Lender, The Chase Manhattan Bank, as Administrative Agent, and the financial institutions signatory thereto, as participants and (ii) the Participation Agreement dated as of August 5, 1997 among The Chase Manhattan Bank, as Lender, The Chase Manhattan Bank, as Administrative Agent, and the financial institutions signatory thereto, as participants.

                  "Panini Sticker Agreement" means that certain License Agreement dated as of November 15, 1996 by and between Characters and Panini.

                  "Panini Stock" means all of the issued and outstanding capital stock of Panini.

                  "Petition Date" means December 27, 1996, the date on which each of the Debtors filed its voluntary petition for relief under the Bankruptcy Code.

                  "Plan of Reorganization" means this Plan of Reorganization dated as of November 19, 1997, including, without limitation, the exhibits and schedules hereto, as the same may be amended or modified from time to time in accordance with the terms hereof.

                  "Plan Warrant Agreement" means that certain Warrant Agreement in substantially the form of Exhibit 14 hereto.

                  "Plan Warrants" means warrants exercisable not later than the fourth (4th) anniversary of the Consummation Date entitling the holder thereof to acquire one share of Newco Common Stock, subject to customary anti-dilution protections, based upon an exercise price of seventeen dollars and twenty-five cents ($17.25) per share and otherwise upon the terms and conditions contained in the Plan Warrant Agreement.

                  "Priority Non-Tax Claim" means any Claim of a kind specified in section 507(a)(2), (3), (4), (5), (6), (7) or (9) of the Bankruptcy Code.

                  "Priority Tax Claim" means any Claim of a governmental unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

                  "Professional Fee Reimbursement Note" means the note to be executed by the Litigation Trustee on behalf of the Litigation Trust in substantially the form of Exhibit 15 hereto.

                  "Proponents" means Toy Biz and the Secured Lenders.

                  "Qualifying Transaction" means a transaction to be closed on the Consummation Date to acquire all or a portion of the capital stock of Newco which transaction generates Net Cash Proceeds equal to or greater than the sum of (i) the Toy Biz Cash Distribution, (ii) the Required Secured Lender Consideration, and (iii) the amounts (other than Excess Proceeds) due to holders of Allowed Unsecured Claims pursuant to Section 4.4(a)(ii) hereof, is otherwise consistent with the terms of this Plan of Reorganization and has been approved as to the Newco Guaranty by Requisite Panini Lender Consent not to be unreasonably withheld.

                  "Ratable Proportion" means, with reference to any distribution on account of any Allowed Claim or Allowed Equity Interest in any class or subclass, as applicable, a distribution equal in amount to the ratio (expressed as a percentage) that the amount of such Allowed Claim or Allowed Equity Interest, as applicable, bears to the aggregate amount of Allowed Claims or Allowed Equity Interests of the same class or subclass, as applicable.

                  "Reorganization Cases" means the cases commenced under chapter 11 of the Bankruptcy Code by the Debtors on the Petition Date.

                  "Reorganized" means, with reference to any Debtor, such Debtor (unless such Debtor is a Debtor for which this Plan of Reorganization is not confirmed in accordance with Section 5.4 hereof) or any successor in interest thereto from and after the Consummation Date, including, without limitation, Newco.

                  "Requisite Panini Lender Consent" means the written consent of holders of Designated Contingent Senior Secured Claims holding a majority in amount of Designated Contingent Senior Secured Claims.

                  "Required Secured Lender Consideration" means four hundred and thirty five million dollars ($435,000,000) in Cash or such other amount which has been approved by Requisite Secured Lender Consent.

                  "Requisite Secured Lender Consent" means the written consent of holders of Designated Fixed Senior Secured Claims holding at least eighty five percent (85%) in amount of such Designated Fixed Senior Secured Claims.

                  "Restructured Panini Obligations" means all of the obligations under the Restructured Panini Loan Documents.

                  "Restructured Panini Loan Documents" means loan documents (i) extending the maturity of the Panini Obligations until thirty-six (36) months after the earlier of (a) the Consummation Date or (b) March 31, 1998; (ii) providing that interest in respect of the obligations evidenced by the Existing Panini Senior Credit Agreements shall be paid monthly at the non-default rate thereof; (iii) providing that interest in respect of the obligations evidenced by the Existing Panini Junior Credit Agreements may, at the election of Newco, be paid in Cash or in kind by the issuance of additional notes on a quarterly basis on the last day of March, June, September and December until December 31, 1998, in either case at the non-default rate thereof; (iv) containing customary and reasonable defaults for a transaction of this nature, it being understood and agreed that all defaults which predate the Consummation Date shall be waived and that there shall be no events of default which are inconsistent with the transactions contemplated hereby; (v) requiring Panini to commence paying interest in respect of the obligations evidenced by the Existing Panini Junior Credit Agreements, at the non-default rate thereof, in Cash by making one quarterly Cash interest payment as of January 1, 1999 (on the principal amount thereof including any capitalized amounts) in advance, and thereafter making quarterly Cash interest payments (on the principal amount thereof including any capitalized amounts) in arrears on the last day of March, June, September and December until maturity, it being understood that the first quarterly interest payment in arrears will be due on June 30, 1999 and that no payment will be due on March 31, 1999; (vi) fixing the non-default rate of interest in respect of the Panini Obligations at the same rate as in the Existing Panini Credit Agreements; (vii) fixing the default rate of interest in respect of the Panini Obligations at two hundred (200) basis points above the non-default rate of interest in the Existing Panini Credit Agreements; (viii) containing cure periods consistent with those contained in the Existing Panini Credit Agreements but in no event less than five (5) Business Days; and (ix) which are otherwise in form and substance reasonably acceptable to Toy Biz and the Panini Lenders.

                  "Resulting Claim" means any Claim arising pursuant to section 502(h) of the Bankruptcy Code from the recovery of property under section 550 of the Bankruptcy Code.

                  "Schedules" means the schedules of assets and liabilities and the statements of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code and the Official Bankruptcy Forms of the Bankruptcy Rules as such schedules and statements have been or may be supplemented or amended.

                  "Secured Claim" means a Claim secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code or, in the event that such Claim is subject to setoff under section 553 of the Bankruptcy Code, to the extent of such setoff.

                  "Secured Lenders" means those holders of Senior Secured Claims set forth on Exhibit 16 hereof.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Senior Secured Claim" means any Contingent Senior Secured Claim and any Fixed Senior Secured Claim.

                  "Shareholder Agreement" means a shareholders' agreement by and between Isaac Perlmutter, Isaac Perlmutter, T.A., Zib Inc., Avi Arad, the New Investors and the Secured Lenders in form and substance reasonably acceptable to each of the foregoing and Toy Biz.

                  "Stockholder Warrants" means warrants exercisable not later than the six (6) month anniversary of the Consummation Date entitling the holder thereof to acquire one share of Newco Common Stock, subject to customary anti-dilution protections, based upon an exercise price of fifteen ($15.00) per share and otherwise upon the terms and conditions contained in the Stockholder Warrant Agreement.

                  "Stockholder Warrant Agreement" means that certain Warrant Agreement in substantially the form of Exhibit 17 hereto.

                  "Subsidiary Equity Interests" means the Equity Interests in any of the Debtors held by any of the other Debtors.

                  "Term Loan Facility" means a term loan facility or facilities for Newco and its subsidiaries in the amount of one hundred and forty million dollars ($140,000,000) secured by all of the assets of Newco upon market rate terms and conditions and otherwise in form and substance reasonably acceptable to each of the Proponents.

                  "Toy Biz" means Toy Biz, Inc., a Delaware corporation.

                  "Toy Biz Cash Distribution" means an amount of Cash equal to the aggregate of (a) two hundred and eighty million dollars ($280,000,000), (b) any commitment or facility fees actually paid in connection with obtaining financing commitments required by this Plan of Reorganization, (c) the fees, expenses and costs of Toy Biz's attorneys, investment bankers, and other professionals incurred in connection with the Reorganization Cases and the transactions contemplated hereby, including, without limitation, in connection with or related to the preparation of any proxy statement, the making of any securities registration and the solicitation of any proxies for Toy Biz in an amount not to exceed in the aggregate (i) three million five hundred thousand dollars ($3,500,000) for the period through and including November 30, 1997,
(ii) one million dollars ($1,000,000) for a fairness opinion, (iii) one million, five hundred thousand dollars ($1,500,000) as a success fee, and (iv) an average of six hundred and twenty-five thousand dollars ($625,000) per month thereafter through and including the Consummation Date, and (d) the Breakup Fee.

                  "Transaction" means the transactions contemplated by the Merger Agreement, and/or, to the extent applicable, the documents governing any Qualifying Transaction.

                  "Unsecured Claim" means any Claim against a Debtor that is not an Administration Expense Claim, a Priority Non-Tax Claim, a Priority Tax Claim, a DIP Claim, a Secured Claim, a Class Securities Litigation Claim or any deficiency Claim in respect of any Senior Secured Claim.

                  "Unsecured Creditor Payment" means Cash in an amount equal to fifteen percent (15%) of the aggregate amount of Allowed Unsecured Claims plus two million dollars ($2,000,000), but in no event more than eight million dollars ($8,000,000) in the aggregate.

                  "U.S. Trustee" means the United States Trustee appointed under section 581, title 28, United States Code to serve in the District of Delaware.

                  "Working Capital Facility" means a revolving credit loan facility for Newco and its subsidiaries in the amount of seventy-five million dollars ($75,000,000) upon market rate terms and conditions and otherwise in form and substance reasonably acceptable to each of the Proponents.

         B.       Interpretation; Application of
                  Definitions and Rules of Construction
                  -------------------------------------

                  Unless otherwise specified, all Section, schedule or exhibit references in this Plan of Reorganization are to the respective Section in, article of, or schedule or exhibit to, this Plan of Reorganization, as the same may be amended, waived, or modified from time to time. The words "herein," "hereof," "hereto," "hereunder," and other words of similar import refer to this Plan of Reorganization as a whole and not to any particular Section, subsection or clause contained in this Plan of Reorganization. Except as otherwise expressly provided herein, a term used herein that is not defined herein shall have the meaning assigned to that term in the Bankruptcy Code. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of this Plan of Reorganization. The headings in this Plan of Reorganization are for convenience of reference only and shall not limit or otherwise affect the provisions hereof.

         C.       Exhibits and Schedules
                  ----------------------

                  The Merger Agreement, Charter and Bylaws are contained in a separate Exhibit Volume that was filed with the Clerk of the Bankruptcy Court on November 21, 1997. All other Exhibits and Schedules to this Plan of Reorganization, including any materially modified or amended Merger Agreement, Charter or Bylaws, all of which shall be in form and substance reasonably acceptable to the Proponents, shall be contained in a supplemental Exhibit Volume that shall be filed with the Clerk of the Bankruptcy Court not later than ten (10) days prior to the commencement of the Confirmation Hearing or such later date as the Bankruptcy Court may fix.

         SECTION 2. PROVISIONS FOR PAYMENT OF ADMINISTRATION EXPENSE CLAIMS AND PRIORITY TAX CLAIMS
                           --------------------------------------

                  2.1  Administration Expense Claims.
                       ------------------------------

                  On the Consummation Date, each holder of an Allowed Administration Expense Claim (including all DIP Claims) shall be paid by Newco on account of such Allowed Administration Expense Claim an amount in Cash equal to the amount of such Allowed Administration Expense Claim, except to the extent that any entity entitled to payment of any Allowed Administration Expense Claim agrees to a different treatment of such Administration Expense Claim; provided, that Allowed Administration Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors in Possession shall be assumed and paid by Newco in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to such transactions.

                  This Plan of Reorganization constitutes a motion by the Proponents to fix a bar date for the filing of Administrative Expense Claims other than the Administration Expense Claims treated under Section 2.2 hereof, which shall be a date fixed by order of the Bankruptcy Court.

                  2.2  Compensation and Reimbursement Claims.
                       -------------------------------------

                  All entities seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Consummation Date under sections 330 or 503(b)(2) of the Bankruptcy Code (a) shall file their respective final applications for allowances of compensation for services rendered and reimbursement of expenses incurred by the date that is forty-five (45) days after the Consummation Date and, if granted such an award by the Bankruptcy Court, (b) shall be paid in full by Newco in such amounts as are allowed by the Bankruptcy Court (i) upon the later of (A) the Consummation Date, and (B) the date upon which the order relating to any such Administration Expense Claim becomes a Final Order or (ii) upon such other terms as may be mutually agreed upon between such holder of an Administration Expense Claim and the Proponents or, on and after the Consummation Date, Newco.

                  2.3  Priority Tax Claims.
                       -------------------

                  On the Consummation Date, each holder of an Allowed Priority Tax Claim shall be distributed on account of such Allowed Priority Tax Claim a payment in Cash equal to the amount of such Allowed Priority Tax Claim.

         SECTION 3.        CLASSIFICATION OF CLAIMS
                           AND EQUITY INTERESTS
                           ------------------------

                  Claims against and Equity Interests in the Debtors are divided into the following classes:

Class 1    --      Priority Non-Tax Claims

Class 2    --      Senior Secured Claims

         Subclass 2A       --        Fixed Senior Secured Claims
         Subclass 2B       --        Contingent Senior Secured Claims

Class 3    --      Other Secured Claims

         Subclass 3A       --        Entertainment
         Subclass 3B       --        The Asher Candy Company
         Subclass 3C       --        Fleer Corp.
         Subclass 3D       --        Frank H. Fleer Corp.
         Subclass 3E       --        Heroes World Distribution, Inc.
         Subclass 3F       --        Malibu Comics Entertainment, Inc.

         Subclass 3G       --        Marvel Characters, Inc.
         Subclass 3H       --        Marvel Direct Marketing Inc.
         Subclass 3I       --        SkyBox International Inc.

Class 4    --      Unsecured Claims

         Subclass 4A       --       Entertainment
         Subclass 4B       --       The Asher Candy Company
         Subclass 4C       --       Fleer Corp.
         Subclass 4D       --       Frank H. Fleer Corp.
         Subclass 4E       --       Heroes World Distribution, Inc.
         Subclass 4F       --       Malibu Comics Entertainment, Inc.
         Subclass 4G       --       Marvel Characters, Inc.
         Subclass 4H       --       Marvel Direct Marketing Inc.
         Subclass 4I       --       SkyBox International Inc.
         Subclass 4J       --       Intercompany Claims
         Subclass 4K       --       Insider Claims

Class 5    --      Class Securities Litigation Claims

Class 6    --      Equity Interests

         Subclass 6A       --        Entertainment
         Subclass 6B       --        Subsidiary Equity Interests

Class 7    --      Existing Warrants

         SECTION 4.        PROVISIONS FOR TREATMENT OF CLAIMS
                           AND EQUITY INTERESTS UNDER THE PLAN
                           -----------------------------------

                  4.1  Priority Non-Tax Claims (Class 1).
                       ---------------------------------

                  On the Consummation Date, each holder of an Allowed Priority Non-Tax Claim shall be distributed on account of such Allowed Priority Non-Tax Claim a payment in Cash equal to the amount of its Allowed Priority Non-Tax Claim.

                  4.2  Senior Secured Claims (Class 2).
                       -------------------------------

                       (a)      Allowance of Senior Secured Claims.  On the
                                ----------------------------------
Consummation Date, the Claims of each holder of a Senior Secured Claim under each of the Existing Credit Agreements (other than and to the extent of Claims beneficially owned or controlled directly, indirectly or by participation by any entity or Affiliate of any entity that serves or has served as a member of Entertainment's board of directors) shall be allowed in an amount equal to the amount owing to such holder under the applicable Existing Credit Agreement as of the date hereof, together with interest, fees, charges and other amounts owing under the Existing Credit Agreement through the Consummation Date, but in no event more than an amount equal to the value of the Collateral as of the Consummation Date securing such Senior Secured Claim plus any Claim for adequate protection relating to the Collateral, arising out of that certain Revolving Credit Guaranty Agreement by and among Entertainment, the other Debtors and Chase dated December 27, 1996, the order entered by the Bankruptcy Court on January 24, 1997, or any amendments entered into or further orders entered by the Bankruptcy Court with respect to either of the foregoing.


                   (b) Treatment of Allowed Fixed Senior Secured Claims
                       ------------------------------------------------
(Subclass 2A).
-------------

                       (i) No Qualifying Transaction.
                           -------------------------

                           (A) Distributions. In the event that no Qualifying
                               -------------
Transaction closes, each holder of an Allowed Fixed Senior Secured Claim shall be distributed on the Consummation Date, in full and complete satisfaction and discharge of its Fixed Senior Secured Claims, its Ratable Proportion of:

         (1) two hundred and thirty million, two hundred and fifty thousand dollars ($230,250,000) in Cash less the sum of (a) all amounts paid to satisfy DIP Claims in full (exclusive of any increase in the amount of the DIP Claims from and after October 7, 1997 including, without limitation, any interest or charges which may accrue and all amounts advanced under the DIP Credit Agreements), and (b) the Excess Administration Claims Amount;

         (2) eleven million, six hundred thousand (11,600,000) shares of Newco Common Stock;

         (3) seven hundred ninety thousand (790,000) shares of Convertible Preferred Stock, or, if applicable, an equivalent amount of New Convertible Notes;

         (4) the Excess Administration Claims Note;

         (5) one thousand (1,000) shares of new common stock of each of the Debtors other than Entertainment representing one hundred percent (100%) of the issued and outstanding stock of such Debtors, which stock shall be transferred to Newco in accordance with section 6.15 hereof;

         (6) the right to purchase up to thirty million dollars ($30,000,000) of Convertible Preferred Stock of Newco, or, if applicable, an equivalent amount of New Convertible Notes as New Investors that would otherwise be issued to the New Investors set forth on Exhibit 11; and

         (7) four and nine tenths percent(4.9%) of the Net Avoidance Litigation Proceeds to be distributed pursuant to Section 7.4(a) hereof.

Subject to the preceding sentence and without duplication, Chase and the holders of Senior Secured Claims shall be reimbursed for all of the professional fees, costs and expenses of professionals engaged by Chase in its capacity as agent or to act on behalf of all holders of Senior Secured Claims, including, without limitation, all fees and expenses of counsel and financial advisors incurred in connection with the Reorganization Cases, it being understood that(a) to the extent that there is an Excess Administration Claims Amount, an amount equal to all or a portion of such fees may be included in the Excess Administration Claims Note as set forth above, and (b) in no event shall the aggregate value (as of the Consummation Date) of the property distributed to holders of Fixed Senior Secured Claims exceed the amount of such Fixed Senior Secured Claims or the sum of the value (as of the Consummation Date), of the collateral securing such Fixed Senior Secured Claims plus any Claim for adequate protection relating to the collateral, arising out of that certain Revolving Credit Guaranty Agreement by and among Entertainment, the other Debtors and Chase dated December 27, 1996, the order entered by the Bankruptcy Court on January 24, 1997, or any amendments entered into or further orders entered by the Bankruptcy Court with respect to either of the foregoing.

                           (B)      Panini Obligations.  All Intercompany
                                    ------------------
Agreements shall remain in full force and effect unless (a) modified or terminated in the ordinary course of business or pursuant to the Plan of Reorganization or (b) the Proponents agree in writing otherwise.

                           (ii)  Qualifying Transaction.  In the event of a
                                 ----------------------
Qualifying Transaction, each holder of an Allowed Fixed Senior Secured Claim shall be distributed on the Consummation Date, in full and complete satisfaction and discharge of its Fixed Senior Secured Claims, its Ratable Proportion of all consideration received in connection with such transaction other than (i) the Toy Biz Cash Distribution, and (ii) any property to be distributed pursuant to Sections 2, 4.1, 4.2(c), 4.3, 4.4, 4.5 and 4.6 hereof; provided, however, that in no event shall the holders of Allowed Fixed Senior Secured Claims receive more than payment in full in accordance with the Existing Fleer Credit Agreements.

                           (c) Treatment of Allowed Contingent Senior Secured
                               ----------------------------------------------
Claims (Subclass 2B).
--------------------

                  (i) No Panini Liquidation Event. If no Panini
                      ---------------------------
Liquidation Event occurs on or prior to Consummation Date, the holders of Allowed Contingent Senior Secured Claims shall receive, in full and complete satisfaction and discharge of their Contingent Senior Secured Claims, the Newco Guaranty of the Restructured Panini Obligations.

                   (ii) Panini Liquidation Event. If a Panini
                        ------------------------
Liquidation Event occurs on or prior to Consummation Date, the holders of Allowed Contingent Senior Secured Claims shall receive, in full and complete satisfaction and discharge of their Contingent Senior Secured Claims, their Ratable Proportion of the New Panini Securities.

                  4.3  Other Secured Claims (Class 3).
                       ------------------------------

                  On the Consummation Date, each holder of an Allowed Other Secured Claim in each subclass of Class 3 (Other Secured Claims) shall in full and complete satisfaction and discharge of its Other Secured Claim (a) be distributed on account of such Allowed Other Secured Claim Cash equal to such Allowed Other Secured Claim, (b) be distributed on account of such Allowed Other Secured Claim the Collateral securing such Allowed Other Secured Claim or (c) have such Allowed Other Secured Claim reinstated as against the applicable Reorganized Debtor and made unimpaired in accordance with section 1124(2) of the Bankruptcy Code, notwithstanding any contractual provision or applicable non-bankruptcy law that entitles the holder of an Allowed Other Secured Claim to demand and receive payment of such Claim prior to the stated maturity of such Claim from and after the occurrence of a default. Such treatment shall be determined by the Proponents.

                  4.4  Unsecured Claims (Class 4).
                       --------------------------

                       (a)   Distributions.
                             -------------

                             (i) No Qualifying Transaction.
                                 -------------------------

                             In the event that no Qualifying Transaction occurs
and except as set forth in Sections 4.4(b) and 4.4(c) hereof, in full and complete satisfaction and discharge of its Allowed Unsecured Claim, each holder of an Allowed Unsecured Claim in each of Subclass 4A (Entertainment), Subclass 4B (The Asher Candy Company), Subclass 4C (Fleer Corp.), Subclass 4D (Frank H. Fleer Corp.), Subclass 4E (Heroes World Distribution, Inc.), Subclass 4F (Malibu Comics Entertainment, Inc.), Subclass 4G (Marvel Characters, Inc.), Subclass 4H (Marvel Direct Marketing Inc.) and Subclass 4I (Skybox International Inc.)of Class 4 (Unsecured Claims) shall, to the extent not paid prior to the Consummation Date, be distributed:

         (1) its Ratable Proportion of the Unsecured Creditor Payment;

         (2) its Ratable Proportion of one million (1,000,000) Plan Warrants plus three (3) Plan Warrants for each eighty dollars ($80) of Allowed Unsecured Claim in excess of twenty million dollars ($20,000,000) but in no event more than one million seven hundred and fifty thousand (1,750,000) Plan Warrants in the aggregate;

         (3) its Ratable Proportion of the thirty percent (30%) interest in the Net Avoidance Litigation Proceeds to be distributed pursuant to Section 7.4(b) hereof; and

         (4) its Ratable Proportion of the thirty percent (30%) interest in the Net Litigation Proceeds to be distributed pursuant to Section 7.4(b) hereof. Notwithstanding anything else contained herein to the contrary, each of the foregoing Subclasses that does not vote as a Subclass to accept this Plan of Reorganization shall not receive the distributions provided for in items (2),
(3) and (4) of this Section 4.4(a)(i).

                   (ii) Qualifying Transaction.
                        ----------------------

                   In the event that a Qualifying Transaction occurs and except as set forth in Sections 4.4(b) and 4.4(c) hereof, in full and complete satisfaction and discharge of its Allowed Unsecured Claim, each holder of an Allowed Unsecured Claim in each of Subclass 4A (Entertainment), Subclass 4B (The Asher Candy Company), Subclass 4C (Fleer Corp.), Subclass 4D (Frank H. Fleer Corp.), Subclass 4E (Heroes World Distribution, Inc.), Subclass 4F (Malibu Comics Entertainment, Inc.), Subclass 4G (Marvel Characters, Inc.), Subclass 4H (Marvel Direct Marketing Inc.) and Subclass 4I (Skybox International Inc.) of Class 4 (Unsecured Claims) shall, to the extent not paid prior to the Consummation Date, be distributed the same property as set forth in Section 4.4(a)(i) above except that each holder of an Allowed Unsecured Claim shall receive in lieu of the Plan Warrants to be distributed pursuant to Section 4.4(a)(i)(2) above one dollar and thirty cents ($1.30) for each Plan Warrant which would have otherwise been distributed to such holder. In addition, holders of Allowed Unsecured Claims shall receive all Excess Proceeds until all holders of Allowed Unsecured Claims have received payment in full. Notwithstanding anything else contained herein to the contrary, each of the foregoing Subclasses that does not vote as a Subclass to accept this Plan of Reorganization shall not receive the right to any distributions in respect of Net Litigation Proceeds or Net Avoidance Litigation Proceeds and shall not receive any Cash distribution in lieu of Plan Warrants.

                   (b)   Intercompany Claims. No distribution shall be made on
                         -------------------
account of Intercompany Claims, and the holders of Intercompany Claims shall not receive or retain on account of such Claims any property or interest in property on account of such Claims. At the election of Newco, any Intercompany Claims shall be treated as contributions to the capital of the obligor on such Intercompany Claims.

                       (c)  Insider Claims.  Each holder of an Allowed
                            --------------
Insider Claim shall receive, in full and complete satisfaction and discharge of its Insider Claim, its Ratable Proportion of one dollar ($1) and, in the event a Qualifying Transaction closes pursuant to which holders of Fixed Senior Secured Claims and holders of all other Unsecured Claims (other than Intercompany Claims) are paid in full, all Excess Proceeds not distributed to holders of Unsecured Claims.

                  4.5  Class Securities Litigation Claims (Class 5).

                       (a) Distributions. In the event that each of Subclass
                           -------------
4A, Class 5 and Subclass 6A vote to accept this Plan of Reorganization and subject to allocation between holders of Allowed Class Securities Litigation Claims and holders of Allowed Equity Interests in Subclass 6A (Entertainment) of Class 6 (Equity Interests) in accordance with Section 4.5(b) hereof, each holder of an Allowed Class Securities Litigation Claim shall be distributed, in full and complete satisfaction and discharge of its Allowed Class Securities Litigation on account of such Allowed Class Securities Litigation Claim its Ratable Proportion of four million ($4,000,000) Stockholder Warrants and, in the event a Qualifying Transaction closes pursuant to which holders of Fixed Senior Secured Claims and holders of Unsecured Claims are paid in full, all Excess Proceeds not distributed to holders of Unsecured Claims. In the event that each of Subclass 4A, Class 5 and Subclass 6A do not accept this Plan of Reorganization, holders of Allowed Class Securities Litigation Claims shall not receive any distribution hereunder.

                       (b) Calculation of Distribution. For purposes of
                           ---------------------------
effecting distributions hereunder on account of Allowed Class Securities Litigation Claims and Allowed Equity Interests in Subclass 6A (Entertainment) of Class 6 (Equity Interests), any judgment evidencing any Allowed Class Securities Litigation Claim shall be converted into an implied number of shares of common stock of Entertainment calculated as the quotient of (i) the aggregate amount of any such judgment, divided by (ii) the average of intraday high and low average sales prices of a share of common stock of Entertainment on the New York Stock Exchange, as reported in The Wall Street Journal (National Edition) for the ten
                         -----------------------
consecutive trading days ending on the trading day immediately preceding the date of the commencement of any action underlying any Allowed Class Securities Litigation Claim.

                       (c) Parity of and Limitation on Distributions. The
                           -----------------------------------------
distributions to be made under this Section 4.5 on account of Allowed Class Securities Litigation Claims shall be made on the basis of parity with the Equity Interests in Subclass 6A

(Entertainment) of Class 6 (Equity Interests) and subject to the limitation that holders of Allowed Class Securities Litigation Claims and Equity Interests in Subclass 6A (Entertainment) of Class 6 (Equity Interests) shall only be entitled to a single recovery on account of such Claims and Equity Interests.

                  4.6  Equity Interests (Class 6).
                       --------------------------

                       (a) Entertainment (Subclass 6A).
                           ---------------------------

                           (i)  Distributions. In the event that each of
                                -------------
Subclass 4A, Class 5 and Subclass 6A vote to accept this Plan of Reorganization and subject to allocation between holders of Allowed Class Securities Litigation Claims and holders of Allowed Equity Interests in Subclass 6A (Entertainment) of Class 6 (Equity Interests) in accordance with Section 4.5(b) and 4.5(c) hereof, each holder of an Allowed Equity Interest in Subclass 6A (Entertainment) of Class 6 (Equity Interests) shall be distributed, in full and complete satisfaction and discharge of such Allowed Equity Interest, on account of such Allowed Equity Interest its Ratable Proportion of four million ($4,000,000) Stockholder Warrants and, in the event a Qualifying Transaction closes pursuant to which holders of Fixed Senior Secured Claims and holders of Unsecured Claims are paid in full, all Excess Proceeds not distributed to holders of Unsecured Claims. In the event that each of Subclass 4A, Class 5 and Subclass 6A do not accept this Plan of Reorganization, holders of Allowed Equity Interests in Subclass 6A shall not receive any distribution hereunder.

                           (ii)  Parity of and Limitation on Distributions. The
                                 -----------------------------------------
distributions to be made under this Section 4.6 on account of Equity Interests in Subclass 6A (Entertainment) of Class 6 (Equity Interests) shall be made on the basis of parity with the Allowed Class Securities Litigation Claims and subject to the limitation that holders of Allowed Class Securities Litigation Claims and Equity Interests in Subclass 6A (Entertainment) of Class 6 (Equity Interests) shall only be entitled to a single recovery on account of such Claims and Equity Interests.

                       (b) Subsidiary Equity Interest (Subclass 6B). On the
                           ----------------------------------------
Consummation Date, all Subsidiary Equity Interests shall be canceled, and the holders of Subsidiary Equity Interests shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Subsidiary Equity Interest.

                  4.7  Existing Warrants (Class 7).
                       ---------------------------

                  On the Consummation Date, the Existing Warrants shall be canceled, and the holders of Existing Warrants shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Equity Interests in Class 7 (Existing Warrants).

         SECTION 5. IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS IMPAIRED AND NOT IMPAIRED UNDER THE PLAN; ACCEPTANCE OR REJECTION OF THE PLAN
                           ----------------------------------------------

                  5.1  Holders of Claims and Equity Interests Entitled to
                       --------------------------------------------------
Vote.
----

                  Each of Class 1 (Priority Non-Tax Claims), Class 2 (Senior Secured Claims), Class 3 (Other Secured Claims), Class 4 (Unsecured Claims), Class 5 (Class Securities Litigation Claims), Subclass 6A (Marvel Entertainment Group) of Class 6 (Equity Interests), Subclass 6B (Subsidiary Equity Interests) of Class 6 (Equity Interests) and Class 7 (Existing Warrants) and, as applicable, each subclass thereof, are impaired hereunder, and the holders of Claims in each of Class 1 (Priority Non-Tax Claims), Class 2 (Senior Secured Claims), Class 4 (Unsecured Claims), Class 5 (Class Securities Litigation Claims) and Subclass 6A (Entertainment) of Class 6 (Equity Interests) and, as applicable, each subclass thereof, are entitled to vote separately to accept or reject this Plan of Reorganization as provided in the order of the Bankruptcy Court fixing the Ballot Date and otherwise governing the balloting procedures applicable to this Plan of Reorganization. Holders of Claims in Subclass 4J (Intercompany Claims) of Class 4 (Unsecured Claims) and Equity Interests in Subclass 6B (Subsidiary Equity Interests) of Class 6 (Equity Interests) and Class 7 (Existing Warrants) are not entitled to vote on this Plan of Reorganization and are presumed to have rejected it in accordance with section 1126(g) of the Bankruptcy Code. Notwithstanding anything else contained herein to the contrary, Class 5 (Class Securities Litigation Claims) and Subclass 6A (Marvel Entertainment Group) of Class 6 (Equity Interests) shall be conclusively presumed to have rejected the Plan in accordance with section 1126(g) of the Bankruptcy Code in the event that Subclass 4A votes to reject the Plan and Subclass 6A (Marvel Entertainment Group) of Class 6 (Equity Interests) shall be conclusively presumed to have rejected the Plan in accordance with section 1126(g) of the Bankruptcy Code in the event that Class 5 votes to reject the Plan.

                  For purposes of calculating the number of Allowed Claims held by holders of Allowed Claims that have voted to accept or reject this Plan of Reorganization under section 1126(c) of the Bankruptcy Code, all Allowed Claims held by any entity of any Affiliate thereof that acquired record ownership of such Allowed Claims after the Petition Date shall be aggregated and treated as one Allowed Claim.

                  5.2 Subtraction and Addition of Classes and Subclasses.
                      --------------------------------------------------

                      (a)      Subtraction of Classes and Subclasses.  Any
                               -------------------------------------
class or subclass of Claims that does not contain as an element thereof an Allowed Claim or a Claim temporarily allowed under Bankruptcy Rule 3018 as of the date of the commencement of the Confirmation Hearing shall be deemed subtracted from this Plan of Reorganization for purposes of voting to accept or reject this Plan of Reorganization and for purposes of determining acceptance or rejection of this Plan of Reorganization by such class or subclass under section 1129(a)(8) of the Bankruptcy Code.

                      (b)      Addition of Classes and Subclasses.  In the
                               ----------------------------------
event that any subclass of Class 3 (Other Secured Claims) would contain as elements thereof two or more Secured Claims collateralized by different properties or interests in property or collateralized by Liens against the same property or interest in property having different priority, such claims shall be divided into separate subclasses of such subclass of Class 3 (Other Secured Claims).

                  5.3 Nonconsensual Confirmation.
                      --------------------------

                  In the event that any impaired class of Claims or Equity Interests entitled to vote shall not accept this Plan of Reorganization by the requisite statutory majorities provided in sections 1126(c) or 1126(d) of the Bankruptcy Code, as applicable, after giving effect to any vote designated under section 1126(e) of the Bankruptcy Code, the Proponents shall move to have the Bankruptcy Court confirm this Plan of Reorganization under section 1129(b) of the Bankruptcy Code notwithstanding such rejection and notwithstanding the deemed rejection of this Plan of Reorganization by holders of Claims in Subclass 4J (Intercompany Claims) of Class 4 (Unsecured Claims) and Equity Interests in Subclass 6B (Subsidiary Equity Interests) of Class 6 (Equity Interests) and Existing Warrants in Class 7 (Existing Warrants) in accordance with Section 5.1 hereof.

                  5.4 Severability of Plan of Reorganization.
                      --------------------------------------

                  This Plan of Reorganization is, severally, a plan of reorganization for each of the Debtors. In the event that this Plan of Reorganization is not confirmed for all Debtors, then this Plan of Reorganization may not be confirmed for any Debtor without the consent of each of the Proponents, provided, however, that this Plan of Reorganization may be
                   --------  -------
confirmed if it can be confirmed for all Debtors other than Immaterial Debtors.

         SECTION 6.        MEANS OF IMPLEMENTATION
                           -----------------------

               6.1 Closing of Transaction.
                   ----------------------

               On the Consummation Date, the closing of the Transaction shall occur in accordance with the Merger Agreement and, in the event of a Qualifying Transaction, any other applicable document on the terms and subject to the conditions contained in such Merger Agreement and/or other applicable document, free and clear of all Liens, claims, encumbrances and interests. In connection therewith, all outstanding letters of credit or other similar obligations as set forth on Schedule 6.1 hereto issued for the account of any of the Debtors or the Debtors in Possession under the Existing Credit Agreements or the DIP Credit Agreement, as applicable, shall be (a) canceled and terminated with Chase receiving releases reasonably acceptable to Chase from the beneficiaries thereof, or (b) Newco shall issue a back to back letter of credit in form and substance reasonably acceptable to Chase.

               6.2 Derivative Securities Litigation Claims.
                   ---------------------------------------

               Any derivative securities litigation claims are property of the estate of Entertainment under section 541 of the Bankruptcy Code and shall become the property of Newco.


               6.3 Board of Directors of the Reorganized Debtors.
                   ---------------------------------------------

               The initial Board of Directors of Newco shall consist of six
(6) individuals designated by Toy Biz and the New Investors and five (5) individuals designated by the Secured Lenders. The initial members of the Board of Directors of Newco, assuming its formation, are or shall be stated in the Disclosure Statement under "GENERAL INFORMATION - Board of Directors and Executive Officers of the Reorganized Debtors" or an amendment or supplement to the Disclosure Statement or such other filing as may be made with the Bankruptcy Court. Thereafter, and subject to the Shareholder Agreement, the Board of Directors of Newco shall be elected in accordance with the Charter and Bylaws.

               6.4 Officers of the Reorganized Debtors.
                   -----------------------------------

               The initial officers of Newco shall be determined by the Proponents. The initial officers of Newco, assuming its formation, are stated in the Disclosure Statement under "GENERAL INFORMATION - Board of Directors and Executive Officers of the Reorganized Debtors." The selection of officers of the Reorganized Debtors after the Consummation Date shall be as provided in the Charter and Bylaws.

                  6.5  Distribution to New Investors.
                       -----------------------------

                  In the event that no Qualifying Transaction closes, the New Investors shall receive nine hundred thousand (900,000) shares of Convertible Preferred Stock, or, if applicable, an equivalent amount of New Convertible Notes on the Consummation Date in exchange for ninety million dollars ($90,000,000) in Cash.

                  6.6  Toy Biz Distribution.
                       --------------------

                       (a)  No Qualifying Transaction.
                            -------------------------

                  In the event that no Qualifying Transaction closes, holders of Toy Biz common stock (other than the Debtors) shall receive on the Consummation Date twenty million, three hundred fifty-two thousand, one hundred twenty-seven (20,352,127) shares of Newco Common Stock, and such shares shall be distributed to holders of Toy Biz common stock on the Consummation Date.

                       (b)  Qualifying Transaction.
                            ----------------------

                  In the event that a Qualifying Transaction closes, holders of Toy Biz common stock (other than the Debtors) shall receive on the Consummation Date an amount of Cash equal to the Toy Biz Cash Distribution less the Breakup Fee and certain professional fees which net amount shall be payable in immediately available funds in accordance with instructions to be provided to the Debtors by Toy Biz on or before the Consummation Date.

                  6.7  Fees to New Investors.
                       ---------------------

                       (a)  Professional Fees.  On the Consummation Date,
                            -----------------
the New Investors (other than any New Investors which are New Investors solely by virtue of having purchased Convertible Preferred Stock pursuant to section 4.2(b)(i)(A)(7) hereof or are Affiliates of Isaac Perlmutter, Isaac Perlmutter T.A., Zib Inc. or Avi Arad or any assignee of any of the foregoing) shall be reimbursed by Newco in an amount not to exceed two hundred thousand dollars ($200,000) for all of the professional fees, costs and expenses incurred solely in connection with the negotiation of the Convertible Preferred Stock Purchase Agreement and related agreements and documentation, it being understood that such New Investors shall not be reimbursed for any other professional fees, costs or expenses relating to these Reorganization Cases including, without limitation, any litigation relating to the Reorganization Cases, this Plan of Reorganization, the Convertible Preferred Stock Purchase Agreement or Toy Biz.

                        (b)  Breakup Fee.  In the event that a Qualifying
                             -----------
Transaction closes, the Breakup Fee shall be payable in Cash in immediately available funds as may be required by the Convertible Preferred Stock Purchase Agreement.

                  6.8   Dissolution of Committees.
                        -------------------------

                  On the Consummation Date, all statutory committees (other than the Creditors Committee to the extent provided in Section 6.16 hereof) appointed by the U.S. Trustee in the Reorganization Cases shall automatically dissolve and such committees shall cease to exercise any functions and be divested of all rights, powers and duties.

                  6.9   Transfer of Panini. All Intercompany Agreements between
                        ------------------
the Panini Entities and Marvel or any of its Affiliates, including, without limitation, any material licensing agreement designated by the holders of a majority of the Senior Secured Claims shall remain in full force and effect unless modified or terminated in the ordinary course of business or the holders of the Senior Secured Claims and Toy Biz otherwise agree in writing.

                  6.10  Newco Financing.
                        ---------------

                  In the event that no Qualifying Transaction closes, Toy Biz shall arrange for Newco to obtain the Term Loan Facility, the Working Capital Facility and investors to purchase ninety million dollars ($90,000,000) of Convertible Preferred Stock, or, if applicable, an equivalent amount of the New Convertible Notes for ninety million dollars ($90,000,000) in Cash.

                  6.11  Vote of Characters' Toy Biz Stock.
                        ---------------------------------

                  As of the Consummation Date, Characters shall be deemed to have voted all of its Toy Biz common stock in favor of the Merger Agreement, any Qualifying Transaction and the transactions contemplated hereby.

                  6.12  Forgiveness of Panini Obligations.
                        ---------------------------------

                  On the Consummation Date, each of the Debtors shall forgive all monetary obligations of Panini to such Debtor due and payable as of December 31, 1997.

                  6.13  Panini Indemnity.
                        ----------------

                  On the Consummation Date, Newco shall execute and deliver the Panini Indemnity.

                  6.14  Outstanding Toy Biz Stock Interests. Any outstanding Toy
                        -----------------------------------
Biz preferred stock or stock options shall be eliminated prior to the Consummation Date or will only dilute the Newco Common Stock to be distributed pursuant to Section 6.6 hereof.

                  6.15  Distribution of Subsidiary Equity Interests.
                        -------------------------------------------

                        In connection with and in consideration for the distributions to be made under section 4.2(b)(i) hereof by Entertainment on account of the Allowed Fixed Senior Secured Claims, each holder of a Fixed Senior Secured Claim shall transfer to Entertainment, and Entertainment shall acquire by subrogation, all Fixed Senior Secured Claims against any Debtor other than Entertainment. The distributions of shares of new common stock of Debtors other than Entertainment provided for under section 4.2(b)(i)(A) (5) hereof shall be made directly to Newco.

                  6.16  Continuation of Creditors Committee.
                        -----------------------------------

                  From and after the Consummation Date, the Creditors Committee may continue to exist for the sole purpose of monitoring the Claims objection process it being understood that the reasonable professional fees and expenses of the Creditors Committee and the expenses of its members shall be paid by the Litigation Trust in an amount not to exceed one hundred thousand dollars ($100,000) and that neither Newco nor any of its subsidiaries or affiliates shall have any liability therefor.

                  6.17  Right to Object to Fees.
                        -----------------------

                  Nothing contained herein shall be construed as in any way limiting the right of any party in interest to object to any of the fees and expenses of any professionals retained pursuant to sections 327 or 1103 of the Bankruptcy Code.

             SECTION 7.    LITIGATION TRUST
                           ----------------

                  7.1   Assignment of Rights.
                        --------------------

                  On the Consummation Date, each of the Debtors and the Litigation Trustee shall execute and deliver the Litigation Trust Agreement pursuant to which (i) the Debtors shall grant, assign, transfer, convey and deliver to the Litigation Trustee, without representation, warranty or recourse, for the benefit of the Beneficiaries all of the Debtors' right, title and interest in and to any and all Litigation Claims, and (ii) pursuant to the Litigation Trust Agreement, the Litigation Trustee shall accept the rights and properties assigned and transferred to it and the trust imposed upon it, agree to retain and enforce the Litigation

Claims for the benefit of the Beneficiaries, further agree to be appointed for such purpose under section 1123(b)(3)(B) of the Bankruptcy Code and hold the Net Litigation Proceeds and the Net Avoidance Litigation Proceeds in trust for the Beneficiaries.

                  7.2  Control of Litigation.
                       ---------------------

                  Except as set forth in this Section 7.2, the Litigation Trustee shall have the full power and discretion to select and to hire professionals, and to initiate, to prosecute, to supervise, to direct, to compromise and to settle all Litigation Claims. Notwithstanding the foregoing, Newco may, in its sole and absolute discretion, direct the Trustee to dismiss with prejudice, to compromise or to settle any Cause of Action against any person or entity which is a provider of goods or services to Newco or any of its direct or indirect subsidiaries from and after the Consummation Date which Newco reasonably believes could have an adverse effect on its business.

                  7.3  Liability of Trustee.
                       --------------------

                  The Trustee shall not have any liability for any of its acts or omissions in connection with the selection and hiring of professionals, or the initiation, prosecution, supervision, direction, compromising or settling of any Litigation Claims, except in the case of its recklessness or its own intentional or wanton misconduct resulting in personal gain, and in no event shall be liable for any action taken in reliance upon the advice of professionals retained by it in respect of the subject matter in question. Notwithstanding the foregoing, the Litigation Trustee may, without liability therefor, retain the services of any professional services firm with which the Litigation Trustee is affiliated.

                  7.4  Distribution of Net Litigation Proceeds and Net Avoidance
                       ---------------------------------------------------------
Litigation Proceeds. Net Litigation Proceeds and Net Avoidance Litigation
-------------------
Proceeds shall be distributed as follows:

                  (a) four and nine tenths percent (4.9%) of the Net Avoidance Litigation Proceeds shall be distributed to the holders of Allowed Fixed Senior Secured Claims pursuant to Section 4.2(b)(i)(7) hereof.

                  (b) thirty percent (30%) of Net Litigation Proceeds and thirty percent (30%) of Net Avoidance Litigation Proceeds shall be distributed to the holders of Allowed Unsecured Claims pursuant to section 4.4 hereof.

                  (c) seventy percent (70%) of Net Litigation Proceeds and sixty five and one tenth percent (65.1%) of Net Avoidance Litigation Proceeds shall be distributed to Newco.

                  7.5  Professional Fees and Expenses. On the Consummation Date,
                       ------------------------------
Newco shall execute and deliver to the Litigation Trustee the Litigation Trust Professional Fee Guaranty pursuant to which it shall guaranty for a period of five (5) years from and after the Consummation Date, the payment of all professional fees and expenses of the Litigation Trustee in an amount not to exceed two million one hundred thousand dollars ($2,100,000) in the aggregate, it being understood that one hundred thousand dollars of such amount shall be for the exclusive purpose of paying fees and expenses of the Creditors Committee which may become due and payable pursuant to Section 6.16 hereof. On the Consummation Date, the Litigation Trustee shall execute and deliver to Newco the Professional Fee Reimbursement Note pursuant to which the Litigation Trust shall be obligated to reimburse Newco for any all sums advanced pursuant to the Litigation Trust Professional Fee Guaranty together with simple interest at the rate of ten percent (10%) per annum which obligation shall be secured by a valid, binding, enforceable, perfected, first priority security interest in and lien against all assets of the Litigation Trust. On the Consummation Date and thereafter whenever reasonably requested to do so by Newco, the Litigation Trustee shall execute and deliver UCC-1 financing statements and any other documents or interests requested by Newco to evidence a perfected first priority security interest in and lien against all assets of the Litigation Trust to secure repayment of the Professional Fee Reimbursement Note. After payment in full of the Professional Fee Reimbursement Note, the Litigation Trustee shall have the right, but not the obligation, to reserve all or a portion of any recoveries realized by the Litigation Trustee to pay for future professional fees and expenses.

                  7.6  Commencement of Avoidance Actions. Unless otherwise
                       ---------------------------------
authorized by the Court, the Litigation Trustee may not commence actions under sections 510, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code
later than four (4) months after the Consummation Date.

                  7.7  Reduction of Judgment and Indemnifications. It is the
                       ------------------------------------------
intention of the Proponents and the Creditors Committee that no Exculpated Person shall have any liability to any person or entity, including, without limitation, liability with respect to claims in the nature of contribution or indemnification, however denominated or described, in connection with, arising out of or in any way related to Litigation Claims asserted or threatened by the Litigation Trust and that any such claims-over shall be extinguished and/or satisfied as provided herein.

                  (a) No Exculpated Person shall have any liability to any person or entity for contribution or indemnification with respect to any Litigation Claim asserted or threatened by the Litigation Trust and the Litigation Trust (i) shall treat as a reduction or credit against any judgment or settlement it may obtain against any person or entity the full amount of any judgment or settlement such person or entity may obtain against any Exculpated Person on whatsoever theory (whether by way of third- or subsequent party-complaint, cross-claim, separate action or otherwise) in connection with, arising out of, or which is any way related to any Litigation Claim; and (ii) shall obtain from such person or entity for the benefit of any implicated Exculpated Persons, a satisfaction in full of such entity's or person's judgment or settlement against any such Exculpated Person.

                  (b) For good and valuable consideration including the benefits to be received hereunder by holders of Claims against the Debtors, the investment by the New Investors and the contribution of all issued and outstanding common stock of Toy Biz to Newco, the Litigation Trust and Newco shall indemnify and hold harmless each Exculpated Person from and against any and all liability (including amounts paid in judgment, settlement, compromise, penalty or otherwise) with respect to claims-over on whatsoever theory (whether by way of third- or subsequent party complaint, cross-claim, separate action or otherwise) by any person or entity to recover in whole or in part any liability, direct or indirect, whether by way of judgment, settlement, compromise, penalty or otherwise of any person or entity in connection with, arising out of, or which is in any way related to any Litigation Claim, it being understood that the Litigations Trust's indemnity shall be subordinate to its obligation to pay up to two million one hundred thousand dollars ($2,100,000) of professional fees and expenses of the professionals for the Litigation Trust and the Creditors Committee. If separate counsel is required as to any such claim-over, the Litigation Trust shall pay for the reasonable fees and expenses of competent counsel selected by the Exculpated Person, subject to the approval of the Litigation Trustee which will not be unreasonably withheld or delayed. No settlement of any such claim-over shall require any financial contribution on the part of any Exculpated Person.

                  7.8  Timing of Distributions.
                       -----------------------

                  Notwithstanding anything contained herein or in the Litigation Trust Agreement to the contrary, no distributions may be made to any of the Beneficiaries in their capacity as Beneficiaries of the Litigation Trust unless and until (a) the Litigation Trustee has paid all sums due and owing pursuant to the Professional Fee Reimbursement Note, and (b) the Litigation

Trustee has provided Newco with an instrument in form and substance reasonably satisfactory to Newco releasing Newco from any further liability pursuant to the Litigation Trust Professional Fee Guaranty.

                  7.9  Objections to Claims.
                       --------------------

                  The Creditors Committee shall have the right to apply to the Court to direct the Litigation Trustee to object to any Claim not Allowed by this Plan if the Creditors Committee believes that Newco has not exercised reasonable business judgement in failing to prosecute or in settling any specified Claims objections. In the event that the Creditors Committee is successful in connection with such application, Newco shall pay the reasonable fees and expenses of the Litigation Trust in connection with the prosecution of such objection.

         SECTION 8.  PROVISIONS GOVERNING DISTRIBUTIONS
                     ----------------------------------

                  8.1  Date of Distributions.
                       ---------------------

                  Any distributions and deliveries to be made hereunder shall be made on the Consummation Date or as soon as practicable thereafter and deemed made on the Consummation Date. In the event that any payment or act under this Plan of Reorganization is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

                  8.2  Entities to Exercise Function of Disbursing Agent.
                       -------------------------------------------------

                  All distributions under this Plan of Reorganization shall, at the election of the Proponents, be made by Newco as Disbursing Agent or such other entity designated by the Proponents prior to the conclusion of the Confirmation Hearing as a Disbursing Agent. A Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court; and, in the event that a Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by Newco.

                  8.3  Surrender and Cancellation of Instruments.
                       -----------------------------------------

                  Each holder of a promissory note, Existing Warrant or other instrument evidencing a Claim or Equity Interest (other than a holder of a promissory note issued under any of the

Existing Credit Agreements) shall surrender such promissory note, Existing Warrant or instrument to the Disbursing Agent, and the Disbursing Agent shall distribute or shall cause to be distributed to the holder thereof the appropriate distribution, if any, hereunder. No distribution hereunder shall be made to or on behalf of any holder of such a Claim unless and until such promissory note or instrument is received or the unavailability of such note or instrument is reasonably established to the satisfaction of the Disbursing Agent. In accordance with section 1143 of the Bankruptcy Code, any such holder of such a Claim or Equity Interest that fails to (a) surrender or cause to be surrendered such promissory note or instrument or to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Disbursing Agent and (b) in the event that the Disbursing Agent requests, furnish a bond in form and substance (including, without limitation, amount) reasonably satisfactory to the Disbursing Agent, within one (1) year from and after the Consummation Date shall be deemed to have forfeited to Newco all rights, claims and interests and shall not participate in any distribution hereunder.

                  8.4  Delivery of Distributions.
                       -------------------------

                  Subject to Bankruptcy Rule 9010, all distributions to any holder of an Allowed Claim or an Allowed Equity Interest shall be made at the address of such holder as scheduled on the Schedules filed with the Bankruptcy Court unless the Debtors or Reorganized Debtors, as applicable, have been notified in writing of a change of address, including, without limitation, by the filing of a proof of claim or interest by such holder that relates an address for such holder different from the address reflected on such Schedules for such holder. In the event that any distribution to any holder is returned as undeliverable, the Disbursing Agent shall use reasonable efforts to determine the current address of such holder, but no distribution to such holder shall be made unless and until the Disbursing Agent has determined the then current address of such holder, at which time such distribution shall be made to such holder without interest; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the Consummation Date. After such date, all unclaimed property or interests in property shall be the distributed on a pro rata basis to other holders of Claims or Equity Interests in the same class or subclass and the Claim or Equity Interest in respect of which such property or interest in property was not delivered shall be discharged and forever barred. The distributions to be made on the Consummation Date to each holder of an Allowed Senior Secured Claim shall be made to the Administrative Agent for distribution to holders of Allowed Senior Secured Claims in accordance with the provisions of the Existing Credit Agreements.

                  8.5  Manner of Payment Under Plan of Reorganization.
                       ----------------------------------------------

                  At the option of the Disbursing Agent, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.

                  8.6  Reserves and Distributions.
                       --------------------------

                  The Disbursing Agent shall reserve in a trust account for the benefit of holders of Allowed Unsecured Claims cash, securities or other property in an amount determined by the Bankruptcy Court on account of (a) Disputed Claims in Class 4 (Unsecured Claims) and Class 5 (Class Securities Litigation Claims) and, as applicable, each subclass thereof and (b) Resulting Claims. Upon the resolution from time to time of Disputed Claims in Class 4 (Unsecured Claims) and Class 5 (Class Securities Litigation Claims) and, as applicable, each subclass thereof, the Disbursing Agent may make distributions on account of such claims in such manner deemed appropriate in the judgment of the Disbursing Agent.

                  8.7  Resulting Claims.
                       ----------------

                  In the event that any person or entity becomes entitled to an Allowed Unsecured Claim in subclasses 4A through 4I and to receive distributions on account of such Allowed Unsecured Claim as a result of the compromise, adjustment, arbitration, settlement or enforcement or other resolution of an action commenced, asserted or which could have been commenced or asserted by the Litigation Trustee and such Allowed Unsecured claim is a Resulting Claim, such person's or entity's only rights with respect to the Cash portions of the distributions it would otherwise have been entitled to as a holder of such Allowed Unsecured Claim is to take a set off equal to the aggregate amount of all such Cash payments against any liability such person has or may have to the Litigation Trust. Such setoff shall be deemed a distribution under the Plan on account of such Allowed Claim.

                  8.8  Distributions After Consummation Date.
                       -------------------------------------

                  Distributions made after the Consummation Date to holders of Disputed Claims that are not Allowed Claims as of the Consummation Date but which later become Allowed Claims shall be deemed to have been made on the Consummation Date.

                  8.9  Rights And Powers Of Disbursing Agent.
                       -------------------------------------

                       (a) Powers of the Disbursing Agent.  The
                           ------------------------------
Disbursing Agent shall be empowered to (a) effect all actions and execute all agreements, instruments and other documents necessary to perform its duties this Plan of Reorganization, (b) make all distributions contemplated hereby, (c) employ professionals to represent it with respect to its responsibilities, and (d) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to this Plan of Reorganization, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

                           (b)  Expenses Incurred on or after the Consummation
                                ----------------------------------------------
Date. Except as otherwise ordered by the Bankruptcy Court, the amount of any
----
reasonable fees and expenses incurred by the Disbursing Agent on or after the Consummation Date (including, without limitation, taxes) and any reasonable compensation and expense reimbursement claims (including, without limitation, reasonable fees and expenses of counsel) made by the Disbursing Agent, shall be paid in Cash by the Reorganized Debtors.

                           (c)  Exculpation.  Each Disbursing Agent, from and
                                -----------
after the Consummation Date, is hereby exculpated by all entities, including, without limitation, holders of Claims and Equity Interests and other parties in interest from any and all claims, Causes of Action and other assertions of liability (including, without limitation, breach of fiduciary duty) arising out of the discharge by such Disbursing Agent of the powers and duties conferred upon it hereby or any order of the Bankruptcy Court entered pursuant to or in furtherance hereof, or applicable law, except solely for actions or omissions arising out of the gross negligence or willful misconduct of such Disbursing Agent. No holder of a Claim or an Equity Interest or other party in interest shall have or pursue any claim or cause of action against the Disbursing Agent for making payments in accordance herewith or for implementing the terms hereof.

            SECTION 9. PROCEDURES FOR TREATING DISPUTED CLAIMS UNDER THE PLAN OF REORGANIZATION
                                ---------------------------------------------

                  9.1  Objections to Claims.
                       --------------------

                  Subject to Section 7.9 hereof, Newco shall be the sole entity to object to Claims. Any objections to Claims shall be filed by the latest of
(a) ninety (90) days after the Consummation Date, (b) thirty (30) days after a proof of claim is filed and (c) such later date as may be fixed by the Bankruptcy Court.

                  9.2  No Distributions Pending Allowance.
                       ----------------------------------

                  Notwithstanding any other provision hereof, if any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of the disputed portion of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

                  9.3   Cash Reserve.
                        ------------

                  On the Consummation Date, Newco shall deposit the sum of eight million dollars ($8,000,000) in an interest bearing trust account for the benefit of holders of Allowed Unsecured Claims under the Plan.

                  9.4   Distributions After Allowance.
                        -----------------------------

                  Payments and distributions to each holder of a Disputed Claim or Equity Interest or any other Claim or Equity Interest that is not an Allowed Claim or Equity Interest, to the extent that such Claim or Equity Interest ultimately becomes an Allowed Claim or Equity Interest, shall be made in accordance with the provisions hereof governing the class or subclass of Claims or Equity Interests in which such Claim or Equity Interest is classified. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim or Equity Interest or any other Claim or Equity Interest that is not an Allowed Claim or Equity Interest becomes a Final Order, the Disbursing Agent shall distribute to the holders of such Claim or Equity Interest any payment or property that would have been distributed to such holder if the Claim or Equity Interest had been allowed on the Consummation Date, together with any interest earned thereon.

           SECTION 10. PROVISION GOVERNING EXECUTORY CONTRACTS AND UNEXPIRED LEASES UNDER THE PLAN
                          -------------------------------------------

                  10.1  General Treatment.
                        -----------------

                  Except as set forth in Section 10.4 below, this Plan of Reorganization constitutes a motion by the Debtors governed by this Plan of Reorganization to assume, as of the Consummation Date, all executory contracts and unexpired leases to which any of the Debtors are parties, except for an executory contract or unexpired lease that (a) has been assumed or rejected pursuant to Final Order of the Bankruptcy Court, or (b) is specifically rejected on Schedule 10.1 hereto filed by the Proponents on or before the commencement of the Confirmation Hearing or such later date as may be fixed by the Bankruptcy Court, or (c) is otherwise assumed hereunder. Any executory contract or unexpired lease assumed hereunder may be freely assigned by any Debtor to any other Debtor or Reorganized Debtor or Newco and any such assignment shall constitute a novation of the obligations of the assigning Debtor under any such executory contract or unexpired lease. Any such assignment shall be effected by filing a notice thereof with the Bankruptcy Court on or before the commencement of the Confirmation Hearing. For purposes hereof, each executory contract and unexpired lease listed on Schedule 10.1 hereto that relates to the use of occupancy of real property shall include (a) modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on Schedule 10.1 hereto and (b) executory contracts or unexpired leases appurtenant to the premises listed on Schedule
10.1 hereto, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vault, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem relating to such premises to the extent any of the foregoing are executory contracts or unexpired leases, unless any of the foregoing agreements are assumed.

                  10.2  Amendments to Schedule; Effect of Amendments.
                        --------------------------------------------

                  The Debtors shall assume each of the executory contracts and unexpired leases not listed in Schedule 10.1 hereto; provided, that the Proponents may on or before the last Business Day before the Confirmation Date, amend Schedule 10.1 hereto to delete or add any executory contract or unexpired lease thereto, in which event such executory contract or unexpired lease shall be deemed to be, respectively, assumed and, if applicable, assigned as provided therein, or rejected. The Proponents shall provide notice of any amendments to
Schedule 10.1 hereto to the parties to the executory contracts or unexpired leases affected thereby. The fact that any contract or lease is scheduled on
Schedule 10.1 hereto shall not constitute or be construed to constitute an admission by any Proponent or any Debtor that any Debtor has any liability thereunder.

                  10.3  Bar to Rejection Damage Claims.
                        ------------------------------

                  In the event that the rejection of an executory contract or unexpired lease by any of the Debtors results in damages to the other party or parties to such contract or lease, a Claim for such damages, if not heretofore evidenced by a filed proof of claim, shall be forever barred and shall not be enforceable against the Debtors, or their properties or interests in property as agents, successors, or assigns, unless a proof of claim is filed with the Bankruptcy Court and served upon counsel for each of the Proponents on or before thirty (30) days after the earlier to occur of (a) the giving of notice to such party under Section 10.1 or 10.2 hereof and (b) the entry of an order by the Bankruptcy Court authorizing rejection of a particular executory contract or lease.

                  10.4  Certain Panini Agreements.
                        -------------------------

                        (a)  Panini Sticker Agreement.  Notwithstanding
                             ------------------------
anything else contained herein to the contrary, the Panini Sticker Agreement shall be assumed and all amounts owing by any of the Panini Entities to any of the Debtors on or prior to December 31, 1997 shall be forgiven. In addition, Newco shall permit the Panini Entities to assign the Panini Sticker Agreement to any other entity in connection with any subsequent sale of Panini except to a Designated Competitor.

                        (b)  Panini Comic Distribution Agreement.
                             -----------------------------------
Notwithstanding anything else contained herein to the contrary, the Panini Comic Distribution Agreement shall be assumed and modified as follows: (i) the term shall be through December 31, 1998, (ii) the royalty rate through December 31, 1998 shall be six percent (6%), (iii) the minimum guaranteed royalty (A) shall be eliminated for the period from January 1, 1997 through December 31, 1997 and
(B) shall be two million dollars ($2,000,000) for the period from January 1, 1998 through December 31 1998, (iv) the license shall entitle the Panini Entities to the use of a minimum of fifty (50) titles at all times during 1998, and (v) any and all amounts owing thereunder to the Debtors on or prior to December 31, 1997 shall be forgiven. In addition, Newco shall permit the Panini Entities to assign the Panini Comic Distribution Agreement, as modified, to any other entity in connection with a sale of the Panini Entities except to a Designated Competitor. From and after the Consummation Date, any and all royalties owed to the National Basketball Association in respect of sticker sales and card sales made by Panini pursuant to the NBA License Agreement shall be the sole responsibility of Panini.

         SECTION 11.  CONDITIONS PRECEDENT TO CONFIRMATION DATE
                      AND CONSUMMATION DATE
                      -----------------------------------------

             11.1  Conditions Precedent to Confirmation of Plan of
                   -----------------------------------------------
Reorganization.
--------------

             The confirmation of this Plan of Reorganization is subject to satisfaction of the following conditions precedent:

             (a) Confirmation Order. The Confirmation Order to be entered
                 ------------------
         by the Clerk of the Bankruptcy Court shall be in a form that (i) does not materially and adversely affect the benefits to be received hereunder by any of (A) the Debtors' estates, (B) Toy Biz, (C) the holders of Senior Secured Claims, (D) the holders of DIP Claims or (E) the holders of Unsecured Claims, (ii) determines that the Plan satisfies each of the applicable requirements of section 1129 of the

         Bankruptcy Code, and (iii) is otherwise in form and substance reasonably acceptable to the Proponents.

                  11.2  Conditions Precedent to Consummation Date of Plan
                        -------------------------------------------------
of Reorganization.
-----------------

                  The occurrence of the Consummation Date of this Plan of Reorganization is subject to satisfaction of the following conditions precedent:


                  (a) SEC Information Statement. A combined proxy or information
                      -------------------------
         and registration statement on Form S-4 shall have been declared effective by the Securities and Exchange Commission and such combined information and registration statement shall have been delivered to all holders of Toy Biz common stock in accordance with the rules of the Securities and Exchange Commission and twenty (20) business days (computed in accordance with Rule 14C of the Securities and Exchange Commission) shall have elapsed since such delivery;

                  (b) HSR. All necessary consents under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have been made and any specified waiting periods thereunder shall have expired without challenge;

                  (c) Restructured Panini Loan Documents. The Restructured
                      ----------------------------------
         Panini Loan Documents shall be in full force and effect.

                  (d) Secured Lender Consummation Date. The Consummation Date
                      --------------------------------
         shall occur not later than July 14, 1998; and

                  (e) Toy Biz Consummation Date. The Consummation Date shall
                      -------------------------
         occur not later than November 20, 1998.

                  11.3  Waiver of Conditions Precedent.
                        ------------------------------

                  Each of the conditions precedent in Sections 11.1 and 11.2 hereof may only effectively be waived, in whole or in part, if waived, by the Proponents acting jointly except that the consent of Toy Biz is not required to waive the condition precedent contained in Section 11.2(d) hereof. Any such waiver of a condition precedent in Section 11.1 or 11.2 hereof may be effected at any time, without notice, without leave or order of the Bankruptcy Court and without any formal action other than filing a notice of waiver with the Bankruptcy Court and otherwise proceeding to consummate this Plan of Reorganization. Notwithstanding the foregoing, the condition precedent contained in Section 11.1(a)(i)(E) may only be waived with the consent of the Creditors Committee.

         SECTION 12.       EFFECT OF CONFIRMATION
                           ----------------------

                  12.1  General Authority.
                        -----------------

                  Until the completion of all transactions contemplated to occur on the Consummation Date, the Bankruptcy Court shall retain custody and jurisdiction of each of the Debtors, its properties and interests in property and its operations. On the Consummation Date, each of the Debtors, its properties and interests in property and its operations shall be released from the custody and jurisdiction of the Bankruptcy Court, except as provided in
Section 14.1 hereof.

                  12.2  Discharge of Debtors.
                        --------------------

                        (a)  General Discharge.  The treatment of all Claims
                             -----------------
against or Equity Interests in each of the Debtors hereunder shall be in exchange for and in complete satisfaction, discharge and release of all Claims against any Equity Interests in such Debtor of any nature whatsoever, known or unknown, including, without limitation, any interest accrued or expenses incurred thereon from and after the Petition Date, or against its estate or properties or interests in property. Except as otherwise provided herein, upon the Consummation Date, all Claims against and Equity Interests in each of the Debtors will be satisfied, discharged and released in full exchange for the consideration provided hereunder. All entities shall be enjoined and precluded from asserting against any Debtor, Reorganized Debtor or Newco or their respective properties or interests in property, any other Claims based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Consummation Date.

                        (b)  Exculpations. From and after the Consummation Date,
                             ------------
no Exculpated Person shall have or incur any liability to any other Exculpated Person or any entity receiving any distribution under this Plan of Reorganization (i) for any act taken or omission made in connection with or in any manner related to negotiating, formulating, implementing, confirming or consummating (x) this Plan of Reorganization or the transactions contemplated hereby, or (y) any agreement, instrument or other documents created in connection with this Plan of Reorganization, (ii) for the actions or other participation of such Exculpated Person in respect of any of the Reorganization Cases (including the negotiation of any other Plan of Reorganization, settlement or arrangement) and (iii) that relate, directly or indirectly, by implication or otherwise, to the Existing Credit Documents, the DIP Claims, or the Senior Secured Claims; provided, however, that such exculpation shall not affect the rights and obligations of parties to agreements entered into in connection with the Plan of Reorganization or under the Plan of Reorganization. All Exculpated Persons as well as all entities receiving any distribution under this Plan of Reorganization shall be enjoined and precluded from asserting against the Exculpated Persons or their respective properties or interests in property, any other Claims based upon liability exculpated pursuant to the preceding sentence.

                        (c)  Treatment of Indemnification Claims.
Notwithstanding Del. Code Ann. (General Corporation) (S) 145 (1997) or any other state or local statute or rule, all existing indemnification and other similar obligations as of the Confirmation Date of any Debtor are released or discharged except as provided in this Section 12.2(c), and the Confirmation Order shall contain injunctions enforcing such releases and discharge; provided, that: (i) existing indemnity obligations may survive to the extent of insurance coverage, but shall in no event entitle such directors or officers to assert any Claim (including, without limitation, with respect to any deductible) against Newco, Toy Biz, Marvel or any of their Affiliates, and (ii) any such directors or officers shall be entitled to make Claims only against the insurance and the proceeds thereof. This Section 12.2(c) shall not limit any right of directors or officers or former directors and officers from asserting Claims against any Debtor based upon timely filed proofs of claim or requests for payment of Administration Expense Claims nor shall it limit the right of Newco to object to any such Claim or request for payment of Administration Expense Claims. To the extent such Claims are Allowed Claims, such Claims shall be treated under this Plan of Reorganization with Claims in any class or subclass, as applicable, having the same legal rights and priority as such Claims; provided, that the Confirmation Order shall establish a bar date for Administration Expense Claims.

                  12.3  Term of Injunctions or Stays.
                        ----------------------------

                  Unless otherwise provided, all injunctions or stays provided for in the Reorganization Cases under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect through and including the Consummation Date.

         SECTION 13.   WAIVER OF CLAIMS
                       ----------------
                  13.1  Avoidance Actions.
                        -----------------
                  Effective as of the Consummation Date, Newco shall have the right to prosecute and release any actions under sections 510, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code
that are not Litigation Claims and the Litigation Trust shall have the right to prosecute and release any actions under sections 510, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code that are Litigation Claims; provided, however, that notwithstanding the foregoing, the Litigation Trust, the Debtors and Newco will be deemed to have waived the right to assert or pursue any claims, rights, and causes of action to recover preferences or fraudulent conveyances, or to pursue similar avoidance actions against any current customers or suppliers of the Panini Entities (solely in such capacities) and, or otherwise relating, directly or indirectly, to any of the Panini Entities.

         SECTION 14.   RETENTION OF JURISDICTION
                       -------------------------

             14.1 Retention of Jurisdiction.
                  -------------------------

             The Bankruptcy Court may retain jurisdiction of and, if the Bankruptcy Court exercises its retained jurisdiction, shall have exclusive jurisdiction of all matters arising out of, and related to, the Reorganization Cases and this Plan of Reorganization pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

             (a) To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases, if any are pending, and the allowance of Claims resulting therefrom;

             (b) To determine any and all adversary proceedings, applications and contested matters including, without limitation, proceedings relating to Litigation Claims, matters concerning the Litigation Trust and actions pursuant to Section 7.9 hereof;

             (c) To ensure that distributions to holders of Allowed Claims and Allowed Equity Interests are accomplished as provided herein;

             (d) To hear and determine any timely objections to Administration Expense Claims or to proofs of claim and equity interests filed, both before and after the Confirmation Date, including, without limitation, any objections to the classification of any Claim or Equity Interest, and to allow or disallow any Disputed Claim or Equity Interest, in whole or in part;

                  (e) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

                  (f) To issue such orders in aide of execution of this Plan of Reorganization, to the extent authorized by section 1142 of the Bankruptcy Code;

                  (g) To consider any amendments to or modifications of this Plan of Reorganization, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

                  (h) To hear and determine all applications for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Consummation Date;

                  (i) To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of this Plan of Reorganization, the Confirmation Order, any transactions or payments contemplated hereby or any agreement, instrument or other document governing or relating to any of the foregoing;

                  (j) To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

                  (k) To hear any other matter not inconsistent with the Bankruptcy Code;

                  (l) To hear and determine all disputes involving the existence, scope and nature of the discharges granted under Section
         12.2 hereof;

                  (m) To issue injunctions and effect any other actions that may be necessary or desirable to restrain interference by any entity with the consummation or implementation of this Plan of Reorganization;

                  (n) To hear and determine all disputes regarding the reasonableness of fees requested pursuant to the Litigation Trust Professional Fee Guaranty or any other dispute concerning the administration of the Litigation Trust; and

                  (o) To enter a final decree closing the Reorganization Cases.

                  14.2  Amendment of Plan of Reorganization.
                        -----------------------------------

                  Amendments of this Plan of Reorganization may be proposed in writing only jointly by the Proponents at any time before confirmation, provided that this Plan of Reorganization, as amended, satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code, and the Debtors shall have complied with section 1125 of the Bankruptcy Code. This Plan of Reorganization may be amended only by the Proponents acting jointly at any time after confirmation and before substantial consummation, provided that this Plan of Reorganization, as amended, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms this Plan of Reorganization as amended under section 1129 of the Bankruptcy Code and the circumstances warrant such amendments. A holder of a Claim or Equity Interest that has accepted this Plan of Reorganization shall be deemed to have accepted this Plan of Reorganization as amended if the proposed amendment does not materially and adversely change the treatment of the Claim or Equity Interest of such holder. Notwithstanding the foregoing, this Plan may not be amended in a manner which adversely changes the distributions to holders of Unsecured Claims or otherwise materially and adversely affects the rights of holders of Unsecured Claims without the consent of the Creditors Committee.

         SECTION 15.      MISCELLANEOUS PROVISIONS
                          ------------------------

                  15.1  Payment of Statutory Fees.
                        -------------------------

                  All fees payable under section 1930, chapter 123, title 28, United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Consummation Date. Any such fees accrued after the Consummation Date will constitute an Allowed Administration Expenses Claim and be treated in accordance with Section 2.2 hereof.

                  15.2  Retiree Benefits.
                        ----------------

                  On and after the Consummation Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Reorganized Debtors or Newco, as applicable, shall continue to pay all retiree benefits (within the meaning of section 1114 of the Bankruptcy Code), at the level established in accordance with subsection (e)(1)(B) or (g) of section 1114 of the Bankruptcy Code, at any time prior to the Confirmation Date, for the duration of the period each Debtor has obligated itself to provide such benefits and shall assume such obligations.

                  15.3  Compliance with Tax Requirements.
                        --------------------------------

                  In connection with the consummation of this Plan of Reorganization, the Debtors shall comply with all withholding and reporting requirements imposed by any taxing authority, and all distributions hereunder shall be subject to such withholding and reporting requirements.

                  15.4  Recognition of Guaranty Rights.
                        ------------------------------

                  The classification of and manner of satisfying all Claims hereunder take into account (a) the existence of guaranties by certain Debtors of obligations of other Debtors and (b) the fact that the Debtors may be joint obligors with each other or other entities with respect to an obligation. All Claims against the Debtors based upon any such guaranties or joint obligations shall be discharged in the manner provided in this Plan of Reorganization; provided, that no creditor shall be entitled to receive more than a single satisfaction of its Allowed Claims.

                  15.5  Severability of Plan Provisions.
                        -------------------------------

                  In the event that, prior to the Confirmation Date, any term or provision of this Plan of Reorganization is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall, with the consent of the Proponents, have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision hereof, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable in accordance with its terms.

                  15.6  Governing Law.
                        -------------

                  Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an Exhibit hereto provides otherwise, the rights, duties and obligations arising under this Plan of Reorganization shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to the principles of the conflicts of law.

                  15.7  Further Assurances. All parties in interest shall
                        ------------------
execute and deliver such documents, instruments, certificates, assignments, and other writings, and do such other acts as may be necessary or desirable to carry out the intents and purposes of this Plan of Reorganization, including, without limitation, effecting the Merger Agreement.

                  15.8  Time of the Essence.
                        -------------------
                  Time shall be of the essence relative to any and all dates contained in this Plan of Reorganization on the Confirmation Date.

                  15.9  Counterparts.
                        ------------
                  This Plan of Reorganization may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  15.10 Notices.
                        -------
                  All notices, requests, and demands to or upon the Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

                  If to the Debtors:

                                    MARVEL ENTERTAINMENT GROUP, INC.
                                    387 Park Avenue South
                                    12th Floor
                                    New York, New York 10016
                                    Attn:  Mr. Joseph Calamari
                                    Telephone:   (212) 696-0808
                                    Telecopier:  (212) 576-9260

                                                -and-

                                    YOUNG, CONAWAY, STARGATT & TAYLOR
                                    Rodney Square North
                                    Wilmington, Delaware 19899
                                    Attn:  James L. Patton, Jr., Esq.
                                           Laura Davis Jones, Esq.
                                    Telephone: (302) 571-6600
                                    Telecopier: (302) 571-1253

                  If to Toy Biz:

                                    TOY BIZ, INC.
                                    685 Third Avenue
                                    New York, New York 10017
                                    Attn:  Mr. Joseph M. Ahearn
                                    Telephone:   (212) 588-5103
                                    Telecopier:  (212) 588-5330

                                                -and-

                                    BATTLE FOWLER LLP
                                    75 East 55th Street
                                    New York, New York 10022
                                    Attn:  Lawrence Mittman, Esq.
                                           Douglas L. Furth, Esq.
                                           Madlyn Gleich Primoff, Esq.
                                    Telephone: (212) 856-7000
                                    Telecopier: (212) 856-7807

                                                -and-

                                    PEPPER HAMILTON LLP
                                    1201 Market Street, Suite 1600
                                    P.O. Box 1709
                                    Wilmington, Delaware 19899
                                    Attn:  David B. Stratton
                                    Telephone:  (302) 777-6500
                                    Telecopier:  (302) 777-656-8865


                  If to The Secured Lenders:

                                    THE CHASE MANHATTAN BANK
                                    270 Park Avenue
                                    New York, New York 10017-2070
                                    Attn:  Susan E. Atkins
                                    Telephone:  (212) 270-7142
                                    Telecopier:  (212) 270-5748

                                                -and-

                                    WACHTELL, LIPTON, ROSEN & KATZ
                                    51 West 52nd Street
                                    New York, New York 10019
                                    Attn:  Chaim J. Fortgang, Esq.
                                    Telephone:  (212) 403-1000
                                    Telecopier:  (212) 403-2000

                                                -and-

                                    ZALKIN, RODIN & GOODMAN LLP
                                    750 Third Avenue
                                    New York, New York 10017-2771
                                    Attn:  Richard S. Toder, Esq.
                                    Telephone:  (212) 455-0600
                                    Telecopier:  (212) 682-6331


                  If to The Chapter 11 Trustee:

                                    John J. Gibbons
                                    Gibbons, Del Deo, Dolan, Griffinger
                                      & Vechione
                                    One Riverfront Plaza
                                    Newark, New Jersey 07102
                                    Telephone:  (973) 596-4521
                                    Telecopier:  (973) 639-6250

Dated:      Wilmington, Delaware
            March 12, 1998

                             Respectfully submitted,

                             TOY BIZ, INC.


                             By:
                                ----------------------------------------
                                     Name:   Joseph M. Ahearn
                                     Title:  President

                             BATTLE FOWLER LLP
                             Attorneys for Toy Biz, Inc.
                             75 East 55th Street
                             New York, New York 10022
                             (212) 856-7000

                                      -and-

                             PEPPER HAMILTON LLP
                             1201 Market Street
                             Wilmington, Delaware 19899
                             (302) 777-6500


                             By:
                                ----------------------------------------

                          SECURED LENDER EXECUTION PAGE

                                    Name of Secured Lender:

                                    By:
                                       ----------------------
                                    Name:
                                    Title:

                                    WACHTELL, LIPTON, ROSEN, KATZ
                                    Attorneys for The Secured
                                     Lenders
                                    51 West 52nd Street
                                    New York, New York  10019
                                    (212) 403-1000

                                          -and-

                                    RICHARDS, LAYTON & FINGER, P.A.
                                    Attorneys for The
                                      Lenders
                                    One Rodney Square
                                    Wilmington, Delaware  19899
                                    (302) 658-6541


                                    By:
                                       -------------------------------

The Bylaws of Newco, Charter for Newco and Merger Agreement have been filed in a separate exhibit volume.

Pursuant to section 1(C) of the Plan of Reorganization, all other exhibits and schedules to the Plan will be filed at least ten days prior to the hearing to consider confirmation of the Plan.



                                      57